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Exhibit 4.17

CONFORMED COPY

AGREEMENT

DATED 23RD NOVEMBER, 2004

SEK 7,000,000,000

CREDIT FACILITY

for

TELE2 SVERIGE AB

with

TELE2 AB (publ)

as

Original Guarantor

Arranged by

ABN AMRO BANK N.V.
CALYON BANK, STOCKHOLM BRANCH
CITIGROUP GLOBAL MARKETS LIMITED
DNB NOR BANK ASA
NORDEA BANK AB (publ)
SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)
SOCIÉTÉ GÉNÉRALE
SVENSKA HANDELSBANKEN AB (publ)
THE ROYAL BANK OF SCOTLAND PLC
WESTLB AG, LONDON BRANCH

WITH

WESTLB AG, LONDON BRANCH

as Facility Agent

ALLEN & OVERY
ALLEN & OVERY LLP
LONDON

THIS AGREEMENT is dated 23rd November, 2004

BETWEEN:

(1)
TELE2 SVERIGE AB (a company incorporated under the laws of Sweden) of P.O. Box 62, S-164 94 Kista, Sweden (corporate identity number 556267-5164) (the Company);

(2)
TELE2 AB (publ) (a company incorporated under the laws of Sweden) of P.O. Box 2094, S-10313, Stockholm, Sweden (corporate identity number 556410-8917) (the Parent);

(3)
THE ENTITY listed in Schedule 1 (Original Parties) as original guarantor (in this capacity the Original Guarantor);

(4)
ABN AMRO BANK N.V., CALYON BANK, STOCKHOLM BRANCH, GITIGROUP GLOBAL MARKETS LIMITED, DNB NOR BANK ASA, NORDEA BANK AB (publ), SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ), SOCIÉTÉ GÉNÉRALE, SVENSKA HANDELSBANKEN AB (publ), THE ROYAL BANK OF SCOTLAND PLC AND WESTLB AG, LONDON BRANCH (in this capacity, each a Mandated Lead Arranger and together, the Mandated Lead Arrangers);

(5)
THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Parties) as original lenders (the Original Lenders); and

(6)
WESTLB AG, LONDON BRANCH as facility agent (in this capacity, the Facility Agent).

IT IS AGREED as follows:

1.     Interpretation

1.1   Definitions

        In this Agreement:

  Accession Agreement means a letter, substantially in the form of Schedule 8 (Form of Accession Agreement), with such amendments as the Facility Agent and the Company may agree (both acting reasonably).

  Additional Guarantor means a member of the Group which becomes a Guarantor after the date of this Agreement.

  Administrative Party means a Mandated Lead Arranger or the Facility Agent.

  Affiliate means a Subsidiary or a Holding Company of a person or any other Subsidiary of that Holding Company.

  Availability Period means the Facility A Availability Period or the Facility B Availability Period.

  Break Costs means the amount (if any) which a Lender is entitled to receive under Clause 26.3 (Break Costs) as compensation if any part of a Loan or overdue amount is repaid or prepaid.

  Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Stockholm and:

  (a)
  if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or

  (b)
  if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.

  Cash Backed Loans means loans borrowed by a member of the Group, the commercial effect of which is to provide funding from one member of the Group to another member of the Group and where the lender(s) of such loans have at all times security over cash for the aggregate principal amount outstanding under the loan.

  CIBOR means for a Term of any Loan or overdue amount in Danish Kroner:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for Danish Kroner or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent as its request, quoted by the Reference Banks to leading banks in the Copenhagen interbank market, as of 11.00 a.m. (Copenhagen time) on the Rate Fixing Day for the offering of deposits in Danish Kroner for a period comparable to that Term.

  Commitment means:

  (a)
  for an Original Lender, the amount set opposite its name in Schedule 1 (Original Parties) and the amount of any other Commitment it acquires and Facility A Commitment and Facility B Commitment shall be construed accordingly; and

  (b)
  for any other Lender, the amount of any Commitment it acquires,

  to the extent not cancelled, transferred or reduced under this Agreement.

  Compliance Certificate means a certificate substantially in the form of Schedule 7 (Form of Compliance Certificate) setting out, among other things, calculations of the financial covenants.

  Dangerous Substance means any emissions of whatever form and any natural or artificial substance (whether in solid or liquid form or in the form of a gas or vapour and whether alone or in combination with any other substance) which, taking into account the concentrations and quantities present and the manner in which it is being used or handled, it is reasonably foreseeable will cause harm to man or any other living organism or damage to the Environment (including any controlled, special, hazardous, toxic, radioactive or dangerous waste).

  Default means:

  (a)
  an Event of Default; or

  (b)
  an event which would be (with the expiry of a grace period, the giving of notice or the making of any determination under the Finance Documents or any combination of them) an Event of Default.

  EKN Facilities means short term loan facilities guaranteed by EKN and provided to members of the Group located in Estonia, Latvia or Lithuania for an aggregate amount of not more than US$15,000,000.

  Environment means the media of air, water and land (wherever occurring) and in relation to the media of air and water includes, without limitation, the air and water within buildings and the air and water within other natural or man-made structures above or below ground and any water contained in any underground strata.

  Environmental Approval means any authorisation required by an Environmental Law.

  Environmental Claim means any claim by any person in connection with:

  (a)
  a breach, or alleged breach, of an Environmental Law;

  (b)
  any accident, fire, explosion or other event of any type involving an emission or substance which is capable of causing harm to any living organism or the environment; or

  (c)
  any other environmental contamination.

  Environmental Law means all legislation, regulations or orders (insofar as such regulations or orders have the force of law) to the extent that they relate to the protection or impairment of the Environment or the control of Dangerous Substances (whether or not in force at the date of this Agreement) which are capable of enforcement in any applicable jurisdiction by legal process.

  Environmental Licence means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

  EURIBOR means for a Term of any Loan or overdue amount in euro:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for that Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of 11.00 a.m. (Brussels time) on the Rate Fixing Day for the offering of deposits in euro for a period comparable to that Term.

  euro means the single currency of the Participating Member States.

  Event of Default means an event specified as such in Clause 22 (Default).

  Existing Facility means the loan agreement dated 22nd August, 2001 (as amended) made between, among others, the Company and WestLB AG, London branch (previously CIBC World Markets plc) as facility agent.

  Extension Request has the meaning given to it in Clause 6 (Extension of Facility A Final Maturity Date).

  Facility means a credit facility made available under this Agreement and when designated:

  (a)
  Facility A means the revolving credit facility with extension option described in Clause 2.1 (Facility A); and

  (b)
  Facility B means the revolving credit facility described in Clause 2.2 (Facility B).

  Facility A Availability Period means, subject to Clause 6 (Extension of Facility A Final Maturity Date), the period from and including the date of this Agreement up to and including the date falling one month prior to the Facility A Term Date.

  Facility A Final Maturity Date means subject to Clause 6 (Extension of Facility A Term Date), the Facility A Term Date.

  Facility A Term Date means (subject to Clause 6 (Extension of Facility A Term Date)) the date falling 364 days after the date of this Agreement.

  Facility B Availability Period means the period from and including the date of this Agreement up to and including the date falling one month prior to the Facility B Final Maturity Date.

  Facility B Final Maturity Date means the date falling 5 years after the date of this Agreement.

  Facility Office means the office(s) notified by a Lender to the Facility Agent:

  (a)
  on or before the date it becomes a Lender; or

  (b)
  by not less than five Business Days' notice,

  as the office(s) through which it will perform its obligations under this Agreement.

  Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.

  Final Maturity Date means the Facility A Final Maturity Date or the Facility B Final Maturity Date.

  Finance Document means:

  (a)
  this Agreement;

  (b)
  a Fee Letter;

  (c)
  an Accession Agreement;

  (d)
  a Resignation Request; or

  (e)
  any other document designated as such by the Facility Agent and the Company.

  Finance Party means a Lender or an Administrative Party.

  Financial Indebtedness means any indebtedness in respect of:

  (a)
  moneys borrowed and debit balances at banks;

  (b)
  any debenture, bond, note, loan stock or other debt security;

  (c)
  any acceptance credit;

  (d)
  receivables sold, assigned or discounted (other than to the extent there is no recourse to the relevant party);

  (e)
  the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

  (f)
  any obligation under any lease which is required to be capitalised or which is treated as a finance lease under GAAP;

  (g)
  any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing;

  (h)
  any currency swap or interest swap, cap or collar arrangements or any other derivative instrument, calculated by reference to the mark-to-market valuation of such transaction at the relevant time and in accordance with the usual practice of the counterparty of such transaction; and

  (i)
  any guarantee, indemnity or similar assurance against the indebtedness (of any nature specified in paragraphs (a) to (h) (inclusive) above) of any person, calculated by reference to the outstanding amount of the indebtedness guaranteed, indemnified or subject to such assurance at the relevant time.

  Fitch means Fitch Ratings Limited or any successor to its rating business.

  GAAP means accounting principles and practices generally accepted in Sweden.

  Group means the Parent and its Subsidiaries.

  Guarantor means an Original Guarantor or an Additional Guarantor.

  Holding Company of any other person, means a company in respect of which that other person is a Subsidiary.

  IBOR means CIBOR, LIBOR, EURIBOR, NIBOR or STIBOR (as the case may be).

  Increased Cost means:

  (a)
  an additional or increased cost;

  (b)
  a reduction in the rate of return from a Facility or on its overall capital; or

  (c)
  a reduction of an amount due and payable under any Finance Document,

  which is incurred or suffered by a Finance Party or any of its Affiliates but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.

  Lender means:

  (a)
  an Original Lender; or

  (b)
  any person which becomes a Lender after the date of this Agreement.

  LIBOR means for a Term of any Loan or overdue amount not denominated in Danish Kroner, euro, Norwegian Kroner or Swedish Kronor:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for the relevant currency or Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the London interbank market, as of 11.00 a.m. on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period comparable to that Term.

  Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing and when designated:

  (a)
  Facility A means a loan under Facility A; and

  (b)
  Facility B means a loan under Facility B.

  Majority Lenders means, at any time, Lenders:

  (a)
  whose share in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;

  (b)
  if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or

  (c)
  if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction.

  Mandatory Cost means the percentage rate per annum calculated by the Facility Agent under Schedule 4 (Calculation of the Mandatory Cost).

  Margin means:

  (a)
  for a Facility A Loan, 0.20 per cent. per annum; and

  (b)
  for a Facility B Loan, 0.25 per cent. per annum, as adjusted pursuant to Clause 10.3 (Margin adjustment).

  Material Adverse Effect means a material adverse effect on:

  (a)
  the business or financial condition of the Group taken as a whole;

  (b)
  the ability of any Obligor to perform any of its payment or other material obligations under any Finance Document; or

  (c)
  the validity or enforceability of any material terms of any Finance Document.

  Material Subsidiary means, at any time, a Subsidiary of the Parent whose EBITDA then equals or exceeds 10 per cent. of the Consolidated EBITDA of the Group.

  For this purpose:

  (a)
  the EBITDA of a Subsidiary of the Parent will be determined from its financial statements (unconsolidated if it has Subsidiaries) upon which the latest audited financial statements of the Group have been based;

  (b)
  if a Subsidiary of the Parent becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the EBITDA of that Subsidiary will be determined from its latest audited financial statements;

  (c)
  the EBITDA of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the EBITDA of any company or business subsequently acquired or disposed of; and

  (d)
  if a Material Subsidiary disposes of all or substantially all of its assets to another Subsidiary of the Parent, it will immediately cease to be a Material Subsidiary and the other Subsidiary (if it is not already) will immediately become a Material Subsidiary; the subsequent financial statements of those Subsidiaries and the Group will be used to determine whether those Subsidiaries are Material Subsidiaries or not.

  If there is a dispute as to whether or not a company is a Material Subsidiary, a certificate of the auditors of the Parent will be, in the absence of manifest error, conclusive.

  Maturity Date means the last day of the Term of a Loan.

  Moody's means Moody's Investors Service Limited or any successor to its rating business.

  Net Proceeds means, in respect of a disposal, the consideration received in cash by any member or members of the Group in respect of the disposal to any person who is not a member of the Group of all or any part of its business, undertaking or assets net of all Taxes applicable on, or to any gain resulting from, the disposal and net of all reasonable third party costs, fees or expenses incurred by continuing members of the Group in arranging and effecting that disposal.

  NIBOR means for a Term of any Loan or overdue amount in Norwegian Kroner:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for Norwegian Kroner or the Term of that Loan or overdue amount, the arithmetic mean (rounded upward to four decimal places) of the rates, as supplied to the Facility Agent as its request, quoted by the Reference Banks to leading banks in the Norwegian interbank market.

  as of 12.00 noon (Oslo time) on the Rate Fixing Day for the offering of deposits in Norwegian Kroner for a period comparable to that Term.

  Obligor means the Company or a Guarantor.

  Original Financial Statements means the audited consolidated financial statements of the Parent for the year ended 31st December, 2003.

  Original Obligor means the Company or the Original Guarantor.

  Participating Member State means a member state of the European Communities that adopts or has adopted the euro as its lawful currency under the legislation of the European Community for Economic Monetary Union.

  Party means a party to this Agreement.

  Permitted Acquisitions means:

  (a)
  acquisitions permitted under Clause 21.6(b)(vii) (Disposals);

  (b)
  the issue of shares or equivalent equity interests in a member of the Group pro rata to its existing shareholders;

  (c)
  the acquisition of all outstanding shares in UTA Telekom AG (UTA) provided that the total consideration payable in respect of such acquisition is not greater than EUR 220,000,000 (or its equivalent in other currencies), as increased by any cash balances of UTA remaining in UTA after the acquisition and as reduced by any Financial Indebtedness of UTA remaining outstanding after the acquisition;

  (d)
  the acquisition of assets or businesses provided that the total consideration payable by the Group in respect of such acquisition is not greater than:

    (i)
    SEK 500,000,000 (or its equivalent) for any single transaction or connected series of transactions; and

    (ii)
    SEK 1,000,000,000 (or its equivalent) in aggregate in any financial year of the Group; and

  (e)
  any other acquisition of assets or businesses which are related to the business of the Group, provided that:

    (i)
    no Default is outstanding or will occur as a result of the acquisition; and

    (ii)
    the Company provides the Facility Agent with a certificate signed by two authorised signatories of the Company within 10 Business Days of the relevant acquisition, confirming that the Company would have been in compliance with the financial covenants contained in Clause 20 (Financial covenants) if they had been tested on the date of completion of the acquisition (the Completion Date) on a pro forma basis (for the purposes of determining the calculation of Consolidated EBITDA only, by reference to the Ratio Period in respect of which a Compliance Certificate has most recently been given (or if no Compliance Certificate has been given, by reference to the 12 month period ending on the Completion Date), as if the acquisition had been completed at the beginning of the relevant Ratio Period (or 12 month period)) and taking into account the effect of the payment of the consideration for the acquisition and the incurrence of any Financial Indebtedness required to be incurred by any member of the Group to finance the acquisition.

  Permitted Securitisation means any securitisation of receivables originated by a member of the Group provided that the programme limits (being the maximum indebtedness that may be outstanding under the relevant securitisation at any time) in respect of all such securitisations do not exceed SEK 2,000,000,000 in aggregate at any time.

  Project Finance Indebtedness means any indebtedness (in an aggregate principal amount for all members of the Group not exceeding SEK 1,000,000,000 (or its equivalent) (excluding, for this purpose, indebtedness incurred under sub-paragraph (a) below)) incurred by a debtor to finance the ownership, acquisition, construction, development and/or operation of an asset or connected group of assets in respect of which the person or persons to whom such indebtedness is, or may be, owed have no recourse whatsoever for the repayment of or payment of any sum relating to such indebtedness other than:

  (a)
  recourse to the Parent in respect of a guarantee by the Parent in relation to Financial Indebtedness of the Swedish Joint Venture Company where the actual and contingent indebtedness of the Parent thereunder does not exceed a principal amount which is the lower of:

    (i)
    50 per cent. of the principal amount of Financial Indebtedness of the Swedish Joint Venture Company covered by the guarantee; and

    (ii)
    SEK 3,500,000,000; and/or

  (b)
  recourse to such debtor for amounts limited to the cash flow from such asset; and/or

  (c)
  recourse to such debtor generally, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation, representation or warranty (not being a payment obligation, representation or warranty or an obligation, representation or warranty to procure payment by another or an obligation, representation or warranty to comply or to procure compliance by another with any financial ratios or other test of financial condition) by the person against whom such recourse is available; and/or

  (d)
  if such debtor has been established specifically for the purpose of constructing, developing, owning and/or operating the relevant asset and such debtor owns no other assets and carries on no other business, recourse to all of the material assets and undertaking of such debtor and the shares in the capital of such debtor and shareholder loans made to such debtor; and/or

  (e)
  recourse to the Company or a Guarantor in respect of guarantees given by the Company or a Guarantor in respect of Project Finance Indebtedness provided that the actual and contingent indebtedness of the Parent and the Guarantors thereunder does not exceed SEK 500,000,000 in aggregate (excluding, for this purpose, the guarantee given by the Parent under sub-paragraph (a) above).

  Pro Rata Share means:

  (a)
  for the purpose of determining a Lender's share in a utilisation of a Facility, the proportion which its Commitment under that Facility bears to all the Commitments under that Facility; and

  (b)
  for any other purpose on a particular date:

    (i)
    the proportion which a Lender's share of the Loans (if any) bears to all the Loans;

    (ii)
    if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or

    (iii)
    if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled.

  Rate Fixing Day means:

  (a)
  the first day of a Term for a Loan denominated in Sterling;

  (b)
  the second Business Day before the first day of a Term for a Loan denominated in any other currency (other than euro); or

  (c)
  the second TARGET Day before the first day of a Term for a Loan denominated in euro,

  or such other day as the Facility Agent determines is generally treated as the rate fixing day by market practice in the relevant interbank market.

  Reference Banks means the Facility Agent, ABN AMRO Bank, N.V. and The Royal Bank of Scotland plc and any other bank or financial institution appointed as such by the Facility Agent under this Agreement.

  Repeating Representations means the representations which are deemed to be repeated under Clause 18.17 (Times for making representations).

  Reporting Dates means 31st March, 30th June, 30th September and 31st December in each year (each, a Reporting Date).

  Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).

  Resignation Request means a letter in the form of Schedule 9 (Form of Resignation Request), with such amendments as the Facility Agent and the Company may agree.

  Rollover Loan means one or more Loans:

  (a)
  to be made on the same day that a maturing Loan is due to be repaid;

  (b)
  the aggregate amount of which is equal to or less than the maturing Loan;

  (c)
  in the same currency, and under the same Facility, as the maturing Loan; and

  (d)
  to be made for the purpose of refinancing a maturing Loan.

  S&P means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its ratings business.

  Screen Rate means:

  (a)
  for LIBOR, the British Bankers Association Interest Settlement Rate;

  (b)
  for EURIBOR, the percentage rate per annum determined by the Banking Federation of the European Union;

  (c)
  for CIBOR page DKNA13;

  (d)
  for NIBOR, page NIBR; and

  (e)
  for STIBOR, page SIOR,

  for the relevant currency and Term displayed on the appropriate page of the Telerate or, as the case may be, Reuters screen selected by the Facility Agent. If the relevant page is replaced or the service ceases to be available, the Facility Agent (after consultation with the Company and the Lenders) may specify another page or service displaying the appropriate rate.

  Security Interest means any mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

  Sterling means the lawful currency for the time being of the U.K.

  STIBOR means for a Term of any Loan or overdue amount denominated in Swedish Kronor:

  (a)
  the applicable Screen Rate; or

  (b)
  if no Screen Rate is available for Swedish Kronor or the Term of that Loan or overdue amount, the arithmetic mean (rounded up to four decimal places) of the rates, as supplied to the Facility Agent at its request, quoted by the Reference Banks to leading banks in the Stockholm interbank market, as of 11.00 a.m. (Stockholm time) on the Rate Fixing Day for the offering of deposits in Swedish Kronor for a period comparable to that Term.

  Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.

  Swedish Joint Venture means the joint venture between the Parent, the Company, Telia AB and Telia Mobile AB for the joint exploitation of the Swedish UMTS licence initially granted to the Company.

  Swedish Joint Venture Company means the company(s) and/or partnership(s) through which the Swedish Joint Venture is conducted, which company(s) and/or partnership(s) have no assets or liabilities other than pursuant to, or in connection with, the Swedish Joint Venture.

  Swedish Kronor and SEK means the lawful currency for the time being of the Kingdom of Sweden.

  TARGET Day means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system is open for the settlement of payments in euro.

  Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).

  Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

  Tax Payment means a payment made by an Obligor to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by that Obligor in respect of Tax under any Finance Document.

  Term means each period determined under this Agreement by reference to which interest on a Loan or an overdue amount is calculated.

  Total Commitments means the aggregate for the time being of the Total Facility A Commitments and the Total Facility B Commitments, being SEK 7,000,000,000 at the date of this Agreement.

  Total Facility A Commitments means the aggregate for the time being of the Facility A Commitments, being SEK 3,000,000,000 at the date of this Agreement, to the extent not cancelled or reduced under this Agreement.

  Total Facility B Commitments means the aggregate for the time being of the Facility B Commitments, being SEK 4,000,000,000 at the date of this Agreement, to the extent not cancelled or reduced under this Agreement.

  Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.

  U.K. means the United Kingdom.

  UMTS means Universal Mobile Telecommunication System.

  U.S. Dollars means the lawful currency for the time being of the United States of America.

  Utilisation means a utilisation of a Facility.

  Utilisation Date means each date on which a Facility is utilised.

1.2   Construction

  (a)
  The following definitions have the meanings given to them in Clause 20 (Financial covenants):

    (i)
    Consolidated Cash and Cash Equivalents;

    (ii)
    Consolidated EBITDA;

    (iii)
    Consolidated Interest Expense;

    (iv)
    Consolidated Total Debt;

    (v)
    Consolidated Total Net Debt;

    (vi)
    Net Financial Expenses; and

    (vii)
    Ratio Period.

  (b)
  In this Agreement, unless the contrary intention appears, a reference to:

    (i)
    an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;

    (ii)
    assets includes present and future properties, revenues and rights of every description;

    (iii)
    an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

    (iv)
    disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;

    (v)
    indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money;

    (vi)
    know your customer requirements are the identification checks that a Finance Party requests in order to meet its obligations under any applicable law or regulation to identify a person who is (or is to become) its customer;

    (vii)
    a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;

    (viii)
    a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

    (ix)
    a currency is a reference to the lawful currency for the time being of the relevant country;

      (x)
      a Default being outstanding means that it has not been remedied or waived;

      (xi)
      a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;

      (xii)
      a Clause, a Subclause or a Schedule is a reference to a clause or subclause of, or a schedule to, this Agreement;

      (xiii)
      a Party or any other person includes its successors in title, permitted assigns and permitted transferees;

      (xiv)
      a Finance Document or another document is a reference to that Finance Document or other document as amended; and

      (xv)
      a time of day is a reference to London time unless otherwise specified.

  (c)
  Unless the contrary intention appears, a reference to a month or months is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:

    (i)
    if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);

    (ii)
    if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and

    (iii)
    notwithstanding sub-paragraph (i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.

  (d)
  Unless expressly provided to the contrary in a Finance Document, a person who is not a party to a Finance Document may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999 and, notwithstanding any term of any Finance Document, no consent of any third party is required for any variation (including any release or compromise of any liability) or termination of any Finance Document.

  (e)
  Unless the contrary intention appears:

    (i)
    a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;

    (ii)
    a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement; and

    (iii)
    any obligation of an Obligor under the Finance Documents which is not a payment obligation remains in force for so long as any payment obligation of an Obligor is or may be outstanding under the Finance Documents.

  (f)
  The headings in this Agreement do not affect its interpretation.

2.     FACILITIES

2.1   Facility A

        Subject to the terms of this Agreement, the Lenders make available to the Company a multicurrency revolving credit facility (with an extension option) in an aggregate amount equal to the Total Facility A Commitments.

2.2   Facility B

        Subject to the terms of this Agreement, the Lenders make available to the Company a multicurrency revolving credit facility, in an aggregate amount equal to the Total Facility B Commitments.

2.3   Nature of a Finance Party's rights and obligations

        Unless all the Finance Parties agree otherwise:

  (a)
  the obligations of a Finance Party under the Finance Documents are several;

  (b)
  failure by a Finance Party to perform its obligations does not affect the obligations of any other Party under the Finance Documents;

  (c)
  no Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents;

  (d)
  the rights of a Finance Party under the Finance Documents are separate and independent rights;

  (e)
  a Finance Party may, except as otherwise stated in the Finance Documents, separately enforce those rights; and

  (f)
  a debt arising under the Finance Documents to a Finance Party is a separate and independent debt.

3.     PURPOSE

3.1   Facility A Loans

  Each Facility A Loan may only be used for the short term liquidity requirements of the Group.

3.2   Facility B Loans

        Each Facility B Loan may only be used:

      (i)
      to repay the Existing Facility and to pay any breakage or other costs associated with such repayment;

      (ii)
      for the general corporate and working capital purposes of the Group; and

      (iii)
      to finance the acquisition of all outstanding shares in UTA Telekom AG (to the extent the acquisition falls within paragraph (c) of the definition of Permitted Acquisition).

3.3   No obligation to monitor

  No Finance Party is bound to monitor or verify the utilisation of a Facility.

4.     CONDITIONS PRECEDENT

4.1   Conditions precedent documents

  A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Part 1 of Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.

4.2   Further conditions precedent

  The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that on both the date of the Request and the Utilisation Date for that Loan:

  (a)
  the Repeating Representations are correct in all material respects; and

  (b)
  no Default or, in the case of a Rollover Loan, no Event of Default is outstanding or would result from the Loan.

4.3   Maximum number

  Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than 10 Loans outstanding.

5.     UTILISATION—LOANS

5.1   Giving of Requests

  (a)
  The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.

  (b)
  Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. (London time) one Business Day before the Rate Fixing Day for the proposed borrowing.

  (c)
  Each Request is irrevocable.

5.2   Completion of Requests

  A Request for a Loan will not be regarded as having been duly completed unless:

  (a)
  it identifies the Facility the Loan applies to;

  (b)
  the Utilisation Date is a Business Day falling within the Availability Period for the relevant Facility;

  (c)
  the amount of the Loan requested is:

    (i)
    a minimum of SEK 100,000,000 (or an amount which complies with Clause 7 (Optional Currencies) and an integral multiple of 10,000,000 units of that currency);

    (ii)
    the maximum undrawn amount available under the relevant Facility on the proposed Utilisation Date; or

    (iii)
    such other amount as the Facility Agent may agree;

  (d)
  the proposed currency and Term comply with this Agreement; and

  (e)
  it certifies that the Loans will be applied in accordance with Clause 3 (Purpose).

        Only one Loan may be requested in a Request.

5.3   Advance of Loan

  (a)
  The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

  (b)
  The amount of each Lender's share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

  (c)
  No Lender is obliged to participate in a Loan if, as a result:

    (i)
    its share in the Loans under a Facility would exceed its commitment for that Facility; or

    (ii)
    the Loans would exceed the Total Commitments.

  (d)
  If the conditions set out in this Agreement have been met, each Lender must make its share in the Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.

6.     EXTENSION OF FACILITY A TERM DATE

  (a)
  The Company may request that the Facility A Term Date be extended for a period of 12 months by giving notice to the Facility Agent no more than 40 days, and not less than 20 days, before the then current Facility A Term Date (the Extension Request).

  (b)
  If one or more of the Lenders agree to the Extension Request (by notice in writing to the Facility Agent) by the date falling 10 days before the Facility A Term Date (each an Extending Lender), the Facility A Term Date, in respect of the Facility A Commitment of each Extending Lender, will be extended for a further period of 12 months and the Facility A Final Maturity Date in respect of each Extending Lender will accordingly be the Facility A Term Date as so extended.

  (c)
  Any request for an Extension Request is irrevocable.

  (d)
  The Company must pay to the Facility Agent, on the original Facility A Term Date, a fee in Swedish Kronor of 0.025 per cent. flat on the amount of the Facility A Commitments of the Extending Lenders on the original Facility A Term Date (for distribution to the Extending Lenders pro rata to each Extending Lender's Commitment).

  (e)
  No Lender is under any obligation to agree to an Extension Request.

7.     OPTIONAL CURRENCIES

7.1   General

        In this Clause:

  Agent's Spot Rate of Exchange means the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Swedish Kronor as of 11.00 a.m. on a particular day.

  Swedish Kronor Amount of a Loan or part of a Loan means:

  (a)
  if the Loan is denominated in Swedish Kronor, its amount; or

  (b)
  if the Loan is denominated in an Optional Currency, its equivalent in Swedish Kronor calculated on the basis of the Agent's Spot Rate of Exchange one Business Day before the Rate Fixing Day for that Term.

  Optional Currency means any currency (other than Swedish Kronor) in which a Loan may be denominated under this Agreement.

7.2   Selection

  (a)
  The Company must select the currency of a Loan in its Request.

  (b)
  The amount of a Loan requested in an Optional Currency must be a minimum amount of the equivalent of SEK 100,000,000 and, if required by the Facility Agent, an integral multiple of 10,000,000 units of that currency.

  (c)
  Unless the Facility Agent otherwise agrees, the Loans may not be denominated at any one time in more than six currencies.

7.3   Conditions relating to Optional Currencies

  (a)
  A Loan may be denominated in an Optional Currency for a Term if:

    (i)
    that Optional Currency is readily available in the amount required and freely convertible into Swedish Kronor in the London foreign exchange market on the Rate Fixing Day and the first day of that Term; and

    (ii)
    that Optional Currency is euro, Danish Kroner, Norwegian Kroner, Sterling, US Dollars or has been previously approved by the Facility Agent (acting on the instructions of all the Lenders).

  (b)
  If the Facility Agent has received a request from the Company for a currency to be approved as an Optional Currency, the Facility Agent must, within five Business Days, confirm to the Company:

    (i)
    whether or not the Lenders have given their approval; and

    (ii)
    if approval has been given, the minimum amount (and, if required, integral multiples) for any Loan in that currency.

7.4   Revocation of currency

  (a)
  Notwithstanding any other term of this Agreement, if before 9.30 a.m. on any Rate Fixing Day the Facility Agent receives notice from a Lender that:

    (i)
    the Optional Currency requested is not readily available to it in the relevant interbank market in the amount and for the period required; or

    (ii)
    participating in a Loan in the proposed Optional Currency might contravene any law or regulation applicable to it,

    the Facility Agent must give notice to the Company to that effect promptly and in any event before 11.00 a.m. on that day.

  (b)
  In this event:

    (i)
    that Lender must participate in the Loan in Swedish Kronor; and

    (ii)
    the share of that Lender in the Loan and any other similarly affected Lender(s) will be treated as a separate Loan denominated in Swedish Kronor during that Term.

  (c)
  Any part of a Loan treated as a separate Loan under this Subclause will not be taken into account for the purposes of any limit on the number of Loans or currencies outstanding at any one time.

  (d)
  A Loan will still be treated as a Rollover Loan if it is not denominated in the same currency as the maturing Loan by reason only of the operation of this Subclause.

7.5   Optional Currency equivalents

  The equivalent in Swedish Kronor of a Loan or part of a Loan in an Optional Currency for the purposes of calculating:

  (a)
  whether any limit under this Agreement has been exceeded;

  (b)
  the amount of a Loan;

  (c)
  the share of a Lender in a Loan;

  (d)
  the amount of any repayment or prepayment of a Loan; or

  (e)
  the undrawn amount of a Lender's Commitment,

        is its Swedish Kronor Amount.

7.6   Notification

  The Facility Agent must notify the Lenders and the Company of the relevant Swedish Kronor Amount (and the applicable Agent's Spot Rate of Exchange) promptly after they are ascertained.

8.     REPAYMENT

  (a)
  The Company must repay each Loan in full on its Maturity Date.

  (b)
  Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) above may be re-borrowed.

9.     PREPAYMENT AND CANCELLATION

9.1   Mandatory prepayment—illegality

  (a)
  A Lender must notify the Company promptly if it becomes aware that it is unlawful in any jurisdiction for that Lender to perform any of its obligations under a Finance Document or to fund or maintain its share in any Loan.

  (b)
  After notification under paragraph (a) above:

    (i)
    the Company must repay or prepay the share of that Lender in each Loan made to it on the date specified in paragraph (c) below; and

    (ii)
    the Commitment of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be:

    (i)
    the last day of the current Term of that Loan; or

    (ii)
    if earlier, the date specified by the Lender in the notification under paragraph (a) above and which must not be earlier than the last day of any applicable grace period allowed by law.

9.2   Mandatory Prepayment Upon Control Event

  (a)
  If a Control Event occurs:

    (i)
    the Company shall promptly notify the Facility Agent upon becoming aware of such Control Event; and

    (ii)
    if the Majority Lenders so require, the Facility Agent shall, by not less than 20 Business Days' notice to the Company, cancel the Total Commitments and declare all outstanding Loans, together with all accrued interest, fees and other amounts outstanding under the Finance Documents immediately due and payable, whereupon the Total Commitments will be cancelled and all such outstanding amounts will become immediately due and payable.

  (b)
  For the purposes of this Clause 9.2:

    (i)
    a Control Event occurs if any person or group of persons acting in concert (other than a Stenbeck Party) directly or indirectly acquires, at any time after the date of this Agreement, beneficial ownership of shares in the Parent to which attach more than the higher of:

    (A)
    30 per cent. of the voting rights attaching to all of the issued share capital of the Parent at that time; and

    (B)
    the percentage of voting rights attaching to all of the issued share capital of the Parent held by one or more Stenbeck Party at that time,

        other than with the prior written consent of the Majority Lenders (such consent not to be unreasonably withheld). For these purposes, but without limitation, it shall not be unreasonable for any Lender to withhold its consent if it confirms to the Company that the Control Event, in its opinion, has caused or will cause a deterioration in the credit quality of the Group, or has caused or will cause any internal or regulatory limit applicable to that Lender to be breached;

      (ii)
      a Stenbeck Party is the estate of Mr Jan Stenbeck or any of his siblings, uncles, aunts, children, grandchildren or remoter issue or any spouse of any of the foregoing persons or the executors, trustees or other legal representatives of the estate or any assets of any of the foregoing persons; and

      (iii)
      acting in concert means acting together pursuant to an agreement or understanding (whether formal or informal).

9.3   Mandatory prepayment—disposals

  (a)
  If any member of the Group receives any Net Proceeds in respect of the disposal of any of the assets, business or undertaking of any member of the Group, the Company shall notify the Facility Agent of the receipt within 10 Business Days after the receipt and shall (if so requested in writing by the Majority Lenders) apply, or shall procure that there is applied, an amount equal to the Net Proceeds of such disposal in or towards prepayment of the Loans in accordance with this Clause, provided that the foregoing requirement to prepay or notify shall not apply where:

    (i)
    the Company notifies the Facility Agent within 10 Business Days after the date of this disposal that Net Proceeds of such disposal are to be applied in reinvestment in the business of the Group, and those Net Proceeds are so reinvested within 180 days of the date of disposal or, if later, of the date of receipt of the relevant Net Proceeds; or

    (ii)
    the disposal is permitted by Clause 21.6(b)(i), (ii), (iv), (vi) or (vii) (Disposals); or

    (iii)
    the disposal is permitted by Clause 21.6(b)(iii), (v), (viii) or (ix) (Disposals) and the Net Proceeds of the disposal, when aggregated with the Net Proceeds of all other such disposals in the same financial year of the Group, do not exceed SEK 1,000,000,000 (or its equivalent).

  (b)
  Any prepayment under this sub-clause must be made:

    (i)
    on or before the last day of the Term(s) of the Loan(s) to be prepaid current at the time the relevant Net Proceeds were received; or

    (ii)
    if the Net Proceeds of the disposal are to be reinvested in the business of the Group in accordance with paragraph (a)(i) above, at the end of the 180 day period within which such reinvestment must occur, if such reinvestment has not occurred by then.

  (c)
  Any prepayment of the Loans under this sub-paragraph must be applied:

    (i)
    first, in prepayment of Facility B Loans; and

    (ii)
    secondly, in prepayment of Facility A Loans.

9.4   Voluntary prepayment

  (a)
  The Company may, by giving not less than five Business Days' prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.

  (b)
  A prepayment of part of a Loan must be in a minimum amount of SEK 100,000,000 and an integral multiple of SEK 10,000,000.

9.5   Automatic cancellation

  (a)
  Subject to Clause 6 (Extension of Facility A Term Date), the Facility A Commitment of each Lender will be automatically cancelled at the close of business on the Facility A Term Date.

  (b)
  The Facility B Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Facility B Availability Period.

9.6   Voluntary cancellation

  (a)
  The Company may, by giving not less than three Business Days' prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.

  (b)
  Partial cancellation of the Total Commitments must be in a minimum amount of SEK 100,000,000 and an integral multiple of SEK 10,000,000.

  (c)
  Any cancellation in part will be applied against the Commitment of each Lender pro rata.

9.7   Involuntary prepayment and cancellation

  (a)
  If the Company is, or will be, required to pay to a Lender:

    (i)
    a Tax Payment;

    (ii)
    an Increased Cost; or

    (iii)
    any amount under paragraph 3 of Schedule 4 (Calculation of the Mandatory Cost),

    the Company may, while the requirement continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.

  (b)
  After notification under paragraph (a) above:

    (i)
    the Company must repay or prepay that Lender's share in each Loan made to it on the date specified in paragraph (c) below; and

    (ii)
    the Commitment of that Lender will be immediately cancelled.

  (c)
  The date for repayment or prepayment of a Lender's share in a Loan will be:

    (i)
    the last day of the Term for that Loan; or

    (ii)
    if earlier, the date specified by the Company in its notification.

9.8   Re-borrowing of Loans

  Any voluntary prepayment of a Loan may be re-borrowed on the terms of this Agreement. Any mandatory or involuntary prepayment of a Loan may not be re-borrowed.

9.9   Miscellaneous provisions

  (a)
  Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.

  (b)
  All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.

  (c)
  The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.

  (d)
  No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.

  (e)
  No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.

  (f)
  Where there is a mandatory or involuntary prepayment of a Loan, the relevant Commitments will, at the same time, be reduced by the same amount.

  (g)
  If there are no Loans to be prepaid, the Commitments will be reduced by the amount of the Loans which would have been prepaid if they were outstanding at that time.

10.   INTEREST

10.1 Calculation of interest

  The rate of interest on each Loan for each Term is the percentage rate per annum equal to the aggregate of the applicable:

  (a)
  Margin;

  (b)
  IBOR; and

  (c)
  Mandatory Cost.

10.2 Payment of interest

  Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-monthly intervals after the first day of that Term.

10.3 Margin adjustment

  (a)
  Subject to the following provision of this Clause 10.3, the Margin in respect of a Facility B Loan shall be 0.25 per cent. per annum.

  (b)
  Subject to paragraph (c) below, the Margin in respect of Facility B will be adjusted (upwards or downwards) to the percentage rate per annum specified below opposite the range into which the ratio of Consolidated Total Net Debt to Consolidated EBITDA (as calculated under Clause 20.3 (Consolidated Total Net Debt to Consolidated EBITDA)), as shown in the most recent Compliance Certificate, falls:

Ratio of Consolidated Total Net Debt to Consolidated EBITDA	Margin
2.00:1 or higher	0.40 per cent.
greater than or equal to 1.50:1 (but less than 2.00:1)	0.35 per cent.
greater than or equal to 1.00:1 (but less than 1.50:1)	0.30 per cent.
less than 1.00:1	0.25 per cent.
  (c)
  Any change in the Margin will in respect of Facility B, subject to paragraph (d) below, apply:

    (i)
    to each Facility B Loan made, or (if it is outstanding) from the start of its next Term, after the date of receipt by the Facility Agent of the relevant Compliance Certificate; and

    (ii)
    to the commitment fee payable under Clause 25.2 (Commitment Fee), with effect from the date the relevant Compliance Certificate is delivered.

  (d)
  For so long as:

    (i)
    the Company is in default of its obligation under this Agreement to provide a Compliance Certificate; or

    (ii)
    an Event of Default is outstanding,

    the Margin in respect of Facility B Loans will be the highest applicable rate, being 0.40 per cent. per annum.

  (e)
  If the Margin has been calculated on the basis of a Compliance Certificate but would have been higher if it had been based on the subsequent financial statements of the Company the Margin will instead be calculated by reference to the relevant financial statements of the Company. Any change will have a retrospective effect. If, in this event, any amount of interest has been paid by the Company on the basis of the Compliance Certificate, the Company must immediately pay to the Facility Agent any shortfall in the amount which would have been paid to the Lenders if the Margin had been calculated by reference to the relevant financial statements.

10.4 Interest on overdue amounts

  (a)
  If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.

  (b)
  Interest on an overdue amount is payable at a rate determined by the Facility Agent to be one per cent. per annum above the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):

    (i)
    select successive Terms of any duration of up to three months; and

    (ii)
    determine the appropriate Rate Fixing Day for that Term.

  (c)
  Notwithstanding paragraph (b) above, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:

    (i)
    the first Term for that overdue amount will be the unexpired portion of that Term; and

    (ii)
    the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.

  After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) above.

  (d)
  Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.

10.5 Notification of rates of interest

  The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.

11.   TERMS

11.1 Selection

  (a)
  Each Loan has one Term only.

  (b)
  The Company must select the Term for a Loan in the relevant Request.

  (c)
  Subject to the following provisions of this Clause, each Term for a Loan will be one, two, three or six months or any other period agreed by the Company and the Lenders.

11.2 No overrunning the Final Maturity Date

  If a Term would otherwise overrun the applicable Final Maturity Date, it will be shortened so that it ends on the Final Maturity Date.

11.3 Notification

  The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.

12.   MARKET DISRUPTION

12.1 Failure of a Reference Bank to supply a rate

  If IBOR is to be calculated by reference to the Reference Banks but a Reference Bank does not supply a rate by 12.00 noon (local time) on a Rate Fixing Day, the applicable IBOR will, subject as provided below, be calculated on the basis of the rates of the remaining Reference Banks.

12.2 Market disruption

  (a)
  In this Clause, each of the following events is a market disruption event:

    (i)
    IBOR is to be calculated by reference to the Reference Banks but no, or only one, Reference Bank supplies a rate by 12.00 noon (local time) on the Rate Fixing Day; or

    (ii)
    the Facility Agent receives by close of business on the Rate Fixing Day notification from Lenders whose shares in the relevant Loan exceed 50 per cent. of that Loan that the cost to them of obtaining matching deposits in the relevant interbank market is in excess of IBOR for the relevant Term.

  (b)
  The Facility Agent must promptly notify the Company and the Lenders of a market disruption event.

  (c)
  After notification under paragraph (b) above, the rate of interest on each Lender's share in the affected Loan for the relevant Term will be the aggregate of the applicable:

    (i)
    Margin;

    (ii)
    rate notified to the Facility Agent by that Lender as soon as practicable, and in any event before interest is due to be paid in respect of that Term, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its share in that Loan from whatever source it may reasonably select; and

    (iii)
    Mandatory Cost.

12.3 Alternative basis of interest or funding

  (a)
  If a market disruption event occurs and the Facility Agent or the Company so requires, the Company and the Facility Agent must enter into negotiations for a period of not more than 30 days with a view to agreeing an alternative basis for determining the rate of interest and/or funding for the affected Loan.

  (b)
  Any alternative basis agreed will be, with the prior consent of all the Lenders, binding on all the Parties.

13.   TAXES

13.1 General

  In this Clause Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment).

13.2 Tax gross-up

  (a)
  Each Obligor must make all payments to be made by it under the Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

  (b)
  If an Obligor or a Lender is aware that an Obligor must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Facility Agent. The Facility Agent must then promptly notify the affected Parties.

  (c)
  If a Tax Deduction is required by law to be made by an Obligor or the Facility Agent, the amount of the payment due from the Obligor will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

  (d)
  If an Obligor is required to make a Tax Deduction, that Obligor must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

  (e)
  Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Obligor making that Tax Deduction must deliver to the Facility Agent for the relevant Finance Party evidence satisfactory to that Finance Party (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

13.3 Tax indemnity

  (a)
  Except as provided below, the Company must indemnify a Finance Party against any loss or liability which that Finance Party determines will be or has been suffered (directly or indirectly) by that Finance Party for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under a Finance Document.

  (b)
  Paragraph (a) above does not apply to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

    (i)
    that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party has a Facility Office and is treated as resident for tax purposes; or

    (ii)
    that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

  if that Tax is imposed on or calculated by reference to the net income received or receivable by that Finance Party. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Finance Party, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

  (c)
  A Finance Party making, or intending to make, a claim under paragraph (a) above must promptly notify the Company of the event which will give, or has given, rise to the claim.

13.4 Tax Credit

  If an Obligor makes a Tax Payment and the relevant Finance Party (in its absolute discretion) determines that:

  (a)
  a Tax Credit is attributable to that Tax Payment; and

  (b)
  it has used and retained that Tax Credit,

  the Finance Party must pay an amount to the Obligor which that Finance Party determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Obligor.

13.5 Stamp taxes

  The Company must pay and indemnify each Finance Party against any stamp duty, stamp duty land tax, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.

13.6 Value added taxes

  (a)
  Any amount payable under a Finance Document by an Obligor is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Obligor must pay to the Finance Party (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

  (b)
  Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party must also at the same time pay and indemnify the Finance Party against all value added tax or any other Tax of a similar nature incurred by the Finance Party in respect of those costs or expenses but only to the extent that the Finance Party (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

14.   INCREASED COSTS

14.1 Increased Costs

  Except as provided below in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or any of its Affiliates as a result of:

  (a)
  the introduction of, or any change in, or any change in the interpretation, administration or application of, any law or regulation, in each case occurring after the date of this Agreement; or

  (b)
  compliance with any law or regulation made after the date of this Agreement.

14.2 Exceptions

  The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:

  (a)
  compensated for under another Clause or would have been but for an exception to that Clause; or

  (b)
  attributable to a Finance Party or its Affiliate wilfully failing to comply with any law or regulation.

14.3 Claims

  (a)
  A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.

  (b)
  Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide the Company with:

    (i)
    a certificate confirming the amount of its Increased Cost; and

    (ii)
    reasonable details of the basis of the computation of such claim.

15.   MITIGATION

15.1 Mitigation

  (a)
  Each Finance Party must, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which result or would result in:

    (i)
    any Tax Payment or Increased Cost being payable to that Finance Party;

    (ii)
    that Finance Party being able to exercise any right of prepayment and/or cancellation under this Agreement by reason of any illegality; or

    (iii)
    that Finance Party incurring any cost of complying with the minimum reserve requirements of the European Central Bank,

    including transferring its rights and obligations under the Finance Documents to an Affiliate or changing its Facility Office.

  (b)
  Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

  (c)
  The Company must indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of any step taken by it under this Subclause.

  (d)
  A Finance Party is not obliged to take any step under this Subclause if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

15.2 Conduct of business by a Finance Party

  No term of this Agreement will:

  (a)
  interfere with the right of any Finance Party to arrange its affairs (Tax or otherwise) in whatever manner it thinks fit;

  (b)
  oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or the extent, order and manner of any claim; or

  (c)
  oblige any Finance Party to disclose any information relating to its affairs (Tax or otherwise) or any computation in respect of Tax.

16.   PAYMENTS

16.1 Place

  Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:

  (a)
  in the principal financial centre of the country of the relevant currency; or

  (b)
  in the case of euro, in the principal financial centre of a Participating Member State or London,

  as it may notify to that Party for this purpose by not less than five Business Days' prior notice.

16.2 Funds

  Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.

16.3 Distribution

  (a)
  Each payment received by the Facility Agent under the Finance Documents for another Party must, except as provided below, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:

    (i)
    in the principal financial centre of the country of the relevant currency; or

    (ii)
    in the case of euro, in the principal financial centre of a Participating Member State, London or Stockholm,

    as it may notify to the Facility Agent for this purpose by not less than five Business Days' prior notice.

  (b)
  The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from that Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.

  (c)
  Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. However, the Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.

16.4 Currency

  (a)
  Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause.

  (b)
  Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated.

  (c)
  A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated on its due date.

  (d)
  Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.

  (e)
  Each other amount payable under the Finance Documents is payable in Swedish Kronor.

16.5 No set-off or counterclaim

  All payments made by an Obligor under the Finance Documents must be made without set-off or counterclaim.

16.6 Business Days

  (a)
  If a payment under the Finance Documents is due on a day which is not a Business Day, the due date for that payment will instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not) or whatever day the Facility Agent determines is market practice.

  (b)
  During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.

16.7 Partial payments

  (a)
  If any Administrative Party receives a payment insufficient to discharge all the amounts then due and payable by the Obligors under the Finance Documents, the Administrative Party must apply that payment towards the obligations of the Obligors under the Finance Documents in the following order:

    (i)
    first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Administrative Parties under the Finance Documents;

    (ii)
    secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;

    (iii)
    thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and

      (iv)
      fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

  (b)
  The Facility Agent must, if so directed by the Majority Lenders, vary the order set out in sub-paragraphs (a)(ii) to (iv) above.

  (c)
  This Subclause will override any appropriation made by an Obligor.

16.8 Timing of payments

  If a Finance Document does not provide for when a particular payment is due, that payment will be due within three Business Days of demand by the relevant Finance Party.

17.   GUARANTEE AND INDEMNITY

17.1 Guarantee and indemnity

  Subject to any limitations set out in Clause 17.10 (Limitations) and/or in any Accession Agreement, each Guarantor jointly and severally and irrevocably and unconditionally:

  (a)
  guarantees to each Finance Party punctual performance by the Company of all its obligations under the Finance Documents;

  (b)
  undertakes with each Finance Party that, whenever the Company does not pay any amount when due under any Finance Document, that Guarantor must immediately on demand by the Facility Agent pay that amount as if it were the principal obligor; and

  (c)
  indemnifies each Finance Party immediately on demand against any loss or liability suffered by that Finance Party if any payment obligation guaranteed by it is or becomes unenforceable, invalid or illegal; the amount of the loss or liability under this indemnity will be equal to the amount the Finance Party would otherwise have been entitled to recover.

17.2 Continuing guarantee

  This guarantee is a continuing guarantee and will extend to the ultimate balance of all sums payable by the Company under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

17.3 Reinstatement

  (a)
  If any discharge (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) or arrangement is made in whole or in part on the faith of any payment, security or other disposition which is avoided or must be restored on insolvency, liquidation or otherwise without limitation, the liability of each Guarantor under this Clause will continue as if the discharge or arrangement had not occurred.

  (b)
  Each Finance Party may concede or compromise any claim that any payment, security or other disposition is liable to avoidance or restoration.

17.4 Waiver of defences

  The obligations of each Guarantor under this Clause will not be affected by any act, omission or thing which, but for this provision, would reduce, release or prejudice any of its obligations under this Clause (whether or not known to it or any Finance Party). This includes:

  (a)
  any time or waiver granted to, or composition with, any person;

  (b)
  any release of any person under the terms of any composition or arrangement;

  (c)
  the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any person;

  (d)
  any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

  (e)
  any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any person;

  (f)
  any amendment (however fundamental) of a Finance Document or any other document or security; or

  (g)
  any unenforceability, illegality, invalidity or non-provability of any obligation of any person under any Finance Document or any other document or security.

17.5 Immediate recourse

  Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other right or security or claim payment from any person before claiming from that Guarantor under this Clause.

17.6 Appropriations

  Until all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

  (a)
  without affecting the liability of any Guarantor under this Clause:

    (i)
    refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts; or

    (ii)
    apply and enforce them in such manner and order as it sees fit (whether against those amounts or otherwise); and

  (b)
  hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of that Guarantor's liability under this Clause.

17.7 Non-competition

  Unless:

  (a)
  all amounts which may be or become payable by the Obligors under the Finance Documents have been irrevocably paid in full; or

  (b)
  the Facility Agent otherwise directs,

  no Guarantor will, after a claim has been made or by virtue of any payment or performance by it under this Clause:

      (i)
      be subrogated to any rights, security or moneys held, received or receivable by any Finance Party (or any trustee or agent on its behalf);

      (ii)
      be entitled to any right of contribution or indemnity in respect of any payment made or moneys received on account of that Guarantor's liability under this Clause;

      (iii)
      claim, rank, prove or vote as a creditor of any Obligor or its estate in competition with any Finance Party (or any trustee or agent on its behalf); or

      (iv)
      receive, claim or have the benefit of any payment, distribution or security from or on account of any Obligor, or exercise any right of set-off as against any Obligor.

  Each Guarantor must hold in trust for and immediately pay or transfer to the Facility Agent for the Finance Parties any payment or distribution or benefit of security received by it contrary to this Clause or in accordance with any directions given by the Facility Agent under this Clause.

17.8 Release of Guarantors' right of contribution

  If any Guarantor ceases to be a Guarantor in accordance with the terms of the Finance Documents:

  (a)
  that Guarantor will be released by each other Guarantor from any liability whatsoever to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

  (b)
  each other Guarantor will waive any right it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of any Finance Party under any Finance Document or of any other security taken under, or in connection with, any Finance Document by any Finance Party.

17.9 Additional security

  This guarantee is in addition to and is not in any way prejudiced by any other security now or subsequently held by any Finance Party.

17.10 Limitations

  The obligation of any Guarantor incorporated in Sweden in its capacity as a Guarantor (each a Swedish Guarantor) shall be limited, if (and only if) required by the provision of the Swedish Companies Act (Aktiebolagslagen (1975:1385)) regulating (i) unlawful financial assistance (Chapter 12, Section 7 (or its equivalent from time to time)) and (ii) distribution of assets (Chapter 12, Section 2, (or its equivalent from time to time)) and it is understood that the liability of each Swedish Guarantor under this Clause only applies to the extent permitted by the above mentioned provision of the Swedish Companies Act. The Company shall procure that each member of the Group which becomes an Additional Guarantor after the date of this Agreement has taken all steps open to that Additional Guarantor (including, but not limited to, procuring that shareholder resolutions are obtained) to eliminate or reduce, to the extent possible, any limitation on that Additional Guarantor's liability under this Clause.

18.   REPRESENTATIONS

18.1 Representations

  The representations set out in this Clause are made by each Obligor or (if it so states) the Company to each Finance Party.

18.2 Status

  (a)
  It is a limited liability company, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

  (b)
  It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

18.3 Powers and authority

  It has the power to enter into and perform, and has taken all necessary action to authorise the entry into and performance of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

18.4 Legal validity

  (a)
  Subject to any general principles of law applying to companies generally limiting its obligations and referred to in any legal opinion to be delivered under Schedule 2 (Conditions precedent documents), each Finance Document to which it is a party is its legally binding, valid and enforceable obligation.

  (b)
  Each Finance Document to which it is a party is in the proper form for its enforcement in the jurisdiction of its incorporation.

18.5 Non-conflict

  The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not conflict with:

  (a)
  any law or regulation applicable to it;

  (b)
  its or any of its Subsidiaries' constitutional documents; or

  (c)
  any document which is binding upon it or any of its Subsidiaries or any of its or its Subsidiaries' assets,

  (in the case of paragraph (c) only) to an extent or in a manner which is reasonably likely to have a Material Adverse Effect.

18.6 No default

  (a)
  No Event of Default is continuing or will result from the making of any Utilisation; and

  (b)
  no other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or any of its (or any of its Subsidiaries') assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

18.7 Authorisations

  All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect unless the failure to obtain or effect (as appropriate) such authorisation could not reasonably be expected to have a Material Adverse Effect.

18.8 Financial statements

  Its audited financial statements most recently delivered to the Facility Agent (which, in the case of the Parent at the date of this Agreement, are the Original Financial Statements):

  (a)
  have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and

  (b)
  fairly represent its financial condition (consolidated, if applicable) as at the date to which they were drawn up,

  except, in each case, as disclosed to the contrary in those financial statements.

18.9 No material adverse change

  In the case of the Parent only, as at the date of this Agreement there has been no material adverse change in the consolidated financial condition of the Group since the date to which the Original Financial Statements were drawn up.

18.10 Litigation

  No material litigation, arbitration or administrative proceedings are current or, to its knowledge, pending or threatened, which have or, if adversely determined, are reasonably likely to have a Material Adverse Effect.

18.11 Pari passu ranking

  As at the date of this Agreement, its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

18.12 Taxes on payments

  As at the date of this Agreement, all amounts payable by it under the Finance Documents may be made without any Tax Deduction.

18.13 Stamp duties

  As at the date of this Agreement, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of any Finance Document to which it is a party.

18.14 Immunity

  (a)
  The execution by it of each Finance Document constitutes, and the exercise by it of its rights and performance of its obligations under each Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and

  (b)
  it will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Document.

18.15 No adverse consequences

  (a)
  It is not necessary under the laws of its jurisdiction of incorporation:

    (i)
    in order to enable any Finance Party to enforce its rights under any Finance Document; or

    (ii)
    by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

  that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in its jurisdiction of incorporation; and

  (b)
  no Finance Party is or will be deemed to be resident, domiciled or carrying on business in its jurisdiction of incorporation by reason only of the execution, performance and/or enforcement of any Finance Document.

18.16 Jurisdiction/governing law

  (a)
  Subject to any general principles of law applying to companies generally and referred to in any legal opinion to be delivered under Schedule 2 (Conditions precedent documents), its:

    (i)
    irrevocable submission under this Agreement to the jurisdiction of the courts of England;

    (ii)
    agreement that this Agreement is governed by English law; and

    (iii)
    agreement not to claim any immunity to which it or its assets may be entitled,

  are legal, valid and binding under the laws of its jurisdiction of incorporation; and

  (b)
  any judgment obtained in England will be recognised and be enforceable by the courts of its jurisdiction of incorporation.

18.17 Times for making representations

  (a)
  Save for the representation set out in Clause 18.9 (No material adverse change) which is given by the Parent only, the representations set out in this Clause are made by each Original Obligor on the date of this Agreement.

  (b)
  Unless a representation is expressed to be given at a specific date, each representation is deemed to be repeated by:

    (i)
    each Additional Guarantor and the Company on the date that Additional Guarantor becomes an Obligor; and

    (ii)
    each Obligor on the date of each Request and the first day of each Term.

  (c)
  When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

19.   INFORMATION COVENANTS

19.1 Financial statements

  The Parent shall supply to the Facility Agent in sufficient copies for all the Lenders:

  (a)
  as soon as practicable (and in any event within 140 days of the end of each financial year), the audited accounts of:

    (i)
    the Parent and its Subsidiaries on a consolidated basis; and

    (ii)
    the Company on an unconsolidated basis,

  for such financial year; and

  (b)
  as soon as reasonably practicable (and in any event within 60 days of each Reporting Date), the quarterly reports of the Parent and its Subsidiaries on a consolidated basis for the financial quarter ending on such Reporting Date.

19.2 Form of financial statements

  (a)
  The Parent must ensure that each set of financial statements supplied under this Agreement gives (if audited) a true and fair view of, or (if unaudited) fairly represents, the financial condition (consolidated or otherwise) of the relevant person as at the date to which those financial statements were drawn up.

  (b)
  The Parent must notify the Facility Agent of any material change to the manner in which its audited consolidated financial statements are prepared.

  (c)
  If requested by the Facility Agent, the Parent must supply to the Facility Agent:

    (i)
    a full description of any change notified under paragraph (b) above; and

    (ii)
    sufficient information to enable the Finance Parties to make a proper comparison between the financial position shown by the set of financial statements prepared on the changed basis and its most recent audited consolidated financial statements delivered to the Facility Agent under this Agreement.

  (d)
  If requested by the Facility Agent, the Parent must enter into discussions for a period of not more than 30 days with a view to agreeing any amendments required to be made to this Agreement to place the Parent and the Lenders in the same position as they would have been in if the change had not happened. Any agreement between the Parent and the Facility Agent will be, with the prior consent of the Majority Lenders, binding on all the Parties.

  (e)
  If no agreement is reached under paragraph (d) above on the required amendments to this Agreement, the Parent must ensure that its auditors certify those amendments; the certificate of the auditors will be, in the absence of manifest error, binding on all the Parties.

19.3 Compliance Certificate

  (a)
  The Parent must supply to the Facility Agent a Compliance Certificate with each set of its financial statements sent to the Facility Agent under this Agreement.

  (b)
  A Compliance Certificate must be signed by two authorised signatories of the Parent.

19.4 Information—miscellaneous

  The Parent must supply to the Facility Agent, in sufficient copies for all the Lenders if the Facility Agent so requests:

  (a)
  copies of all documents despatched by any Obligor to its creditors generally or any class of them at the same time as they are despatched;

  (b)
  promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, threatened or pending and which have or could reasonably be expected to, if adversely determined, have a Material Adverse Effect;

  (c)
  promptly on request, a list of the then current Material Subsidiaries; and

  (d)
  promptly on request, such further information in the possession of a member of the Group regarding the financial condition and operations of the Group or the Parent as any Finance Party through the Facility Agent may reasonably request subject to compliance with any applicable law, regulation or confidentiality undertaking.

19.5 Notification of Default

  (a)
  Unless the Facility Agent has already been so notified by another Obligor, each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

  (b)
  Promptly on request by the Facility Agent, the Company must supply to the Facility Agent a certificate, signed by two of its authorised signatories on its behalf, certifying that no Default is outstanding or, if a Default is outstanding, specifying the Default and the steps, if any, being taken to remedy it.

19.6 Year end

  The Parent must not change its financial year end.

19.7 Use of websites

  (a)
  Except as provided below, the Parent may deliver any information under this Agreement to a Lender by posting it on to an electronic website if:

    (i)
    the Facility Agent and the Lender agree;

    (ii)
    the Parent and the Facility Agent designate an electronic website for this purpose;

    (iii)
    the Parent notifies the Facility Agent of the address of and password for the website; and

    (iv)
    the information posted is in a format agreed between the Parent and the Facility Agent.

  The Facility Agent must supply each relevant Lender with the address of and password for the website.

  (b)
  Notwithstanding the above, the Parent must supply to the Facility Agent in paper form a copy of any information posted on the website together with sufficient copies for:

    (i)
    any Lender not agreeing to receive information via the website; and

    (ii)
    within ten Business Days of request any other Lender, if that Lender so requests.

  (c)
  The Parent must promptly upon becoming aware of its occurrence, notify the Facility Agent if:

    (i)
    the website cannot be accessed;

    (ii)
    the website or any information on the website is infected by any electronic virus or similar software;

    (iii)
    the password for the website is changed; or

    (iv)
    any information to be supplied under this Agreement is posted on the website or amended after being posted.

  If the circumstances in sub-paragraphs (i) or (ii) above occur, the Parent must supply any information required under this Agreement in paper form until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

19.8 Know your customer requirements

  (a)
  Each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

  (b)
  An Obligor is only required to supply any information under paragraph (a) above, if the necessary information is not already available to the relevant Finance Party and the requirement arises as a result of:

    (i)
    the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

      (ii)
      any change in the status of an Obligor or, in the case of an Obligor other than the Parent, any change in the composition of shareholders of an Obligor where a shareholder is not an Obligor after the date of this Agreement; or

      (iii)
      a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer.

  (c)
  Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence which is reasonably required by the Facility Agent to carry out and be satisfied with the results of all applicable know your customer requirements.

20.   FINANCIAL COVENANTS

20.1 Definitions

  In this Clause:

  Consolidated Cash and Cash Equivalents means, at any time:

  (a)
  cash in hand or on deposit with any acceptable bank;

  (b)
  certificates of deposit, maturing within one year after the relevant date of calculation, issued by an acceptable bank;

  (c)
  any investment in marketable obligations issued or guaranteed by the government of the United States of America, any Participating Member State at the date of this Agreement, Sweden or the U.K. or by an instrumentality or agency of the government of the United States of America any Participating Member State at the date of this Agreement, Sweden or the U.K.;

  (d)
  open market commercial paper:

    (i)
    for which a recognised trading market exists;

    (ii)
    issued in the United States of America, any Participating Member State at the date of this Agreement, Sweden or the U.K.;

    (iii)
    which matures within one year after the relevant date of calculation; and

    (iv)
    which has a credit rating of at least A-1 by S&P, F2 by Fitch or P-1 by Moody's, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term debt obligations, an equivalent rating;

  (e)
  Sterling bills of exchange eligible for rediscount at the Bank of England and accepted by an acceptable bank (or any dematerialised equivalent); or

  (f)
  any other instrument, security or investment approved by the Majority Lenders,

  in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Consolidated Total Debt. For this purpose an acceptable bank is a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody's or a comparable rating from a nationally recognised credit rating agency for its long-term debt obligations or has been approved by the Majority Lenders. Any cash collateral for a Cash Backed Loan will not constitute cash for the purpose of this definition.

  Consolidated EBITDA means the consolidated profit for any period of the Group:

  (a)
  before taking into account any Net Financial Expenses, Taxes payable, dividends paid in that period by members of the Group and any extraordinary gains or losses (including but not limited to those arising on asset disposals and restructuring costs in connection with any acquisition); and

  (b)
  before deducting any depreciation or amortisation.

  Consolidated Interest Expense means net interest and commissions payable by the Group on Consolidated Total Debt during any Ratio Period.

  Consolidated Total Debt means, at any time, all Financial Indebtedness of the Group, excluding Cash Backed Loans.

  Consolidated Total Net Debt means at any time Consolidated Total Debt less Consolidated Cash and Cash Equivalents.

  Net Financial Expenses means, for any period, the sum of all interest payable, fees payable and other recurring finance charges accrued in respect of Consolidated Total Debt during that period, less any interest receivable by the Group accrued during that period.

  Ratio Period means each period of twelve months ending on a Reporting Date.

20.2 Interpretation

  (a)
  Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with the principles applied in connection with the Original Financial Statements.

  (b)
  Any amount in a currency other than Swedish Kronor is to be taken into account at its Swedish Kronor equivalent calculated on the basis of:

    (i)
    the Facility Agent's spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with Swedish Kronor at or about 11.00 a.m. on the day the relevant amount falls to be calculated; or

    (ii)
    if the amount is to be calculated on the last day of a Ratio Period, the relevant rates of exchange used by the Group in, or in connection with, its consolidated financial statements for that period.

  (c)
  No item must be credited or deducted more than once in any calculation under this Clause.

20.3 Consolidated Total Net Debt to Consolidated EBITDA

  The Parent must ensure that the ratio of Consolidated Total Net Debt (as at the end of each Ratio Period) to Consolidated EBITDA, in respect of any Ratio Period, is not greater than 2.5:1.

20.4 Consolidated EBITDA to Consolidated Interest Expense

  The Parent must ensure that the ratio of Consolidated EBITDA to Consolidated Interest Expense is not, in respect of any Ratio Period, less than 4.0:1.

21.   GENERAL COVENANTS

21.1 General

  Each Obligor agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to each member of the Group, each Obligor must ensure that each of its Subsidiaries performs that covenant.

21.2 Authorisations

  Each Obligor must promptly obtain, maintain and comply with the terms of any authorisation required under any law or regulation to enable it to perform its obligations under, or for the validity or enforceability of, any Finance Document.

21.3 Compliance with laws

  Each member of the Group must comply in all respects with all laws to which it is subject where failure to do so has or is reasonably likely to materially impair its ability to perform its obligations under the Finance Documents.

21.4 Pari passu ranking

  Each Obligor must ensure that its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

21.5 Negative pledge

  (a)
  Except as provided below, no member of the Group may create or allow to exist any Security Interest on any of its assets.

  (b)
  Paragraph (a) does not apply to:

    (i)
    any lien arising by operation of law in the ordinary course of business;

    (ii)
    any Security Interest created with the prior consent of the Majority Lenders;

    (iii)
    any Security Interest granted in favour of insurance companies in connection with pension arrangements for past and present employees of the Group provided that the Financial Indebtedness subject to such Security Interest does not exceed SEK 100,000,000 in aggregate;

    (iv)
    any Security Interest created by a retention of title by any supplier arising out of that suppliers' standard conditions of supply of goods provided the purchase price of the relevant asset is paid within twelve months of delivery of that asset;

    (v)
    any Security Interest arising by a banker's right of set-off arising by operation of law in the ordinary course of business;

    (vi)
    Security Interests existing in respect of assets or Subsidiaries at the time of their acquisition and not created or increased in contemplation of the relevant acquisition provided that these Security Interests are not extended to any other assets of the Group and are discharged within six months of such acquisition, to such an extent that any relevant Financial Indebtedness outstanding and subject to Security Interests which have not been discharged within six months of the relevant acquisition does not exceed SEK 300,000,000 in aggregate for all Security Interests permitted by this paragraph (vi);

      (vii)
      until 20 Business Days after the first Utilisation Date, Security Interests in respect of the Existing Facility;

      (viii)
      any Security Interest over cash (to the extent contemplated by the definition of Cash Backed Loans) to secure Financial Indebtedness permitted by Clause 21.7(b)(iv) (Financial Indebtedness);

      (ix)
      any Security Interest listed in Schedule 6 (Existing Security) except to the extent the principal amount secured by that Security Interest exceeds the amount stated in that Schedule;

      (x)
      any Security Interest which secures Project Finance Indebtedness, but only to the extent that the Security Interest is created on an asset of the project being financed by the relevant Project Finance Indebtedness (and/or on the shares in, and/or shareholder loans to, the company conducting such project where such company has no assets other than those relating to such project);

      (xi)
      a pledge over the equipment financed by the EKN Facilities;

      (xii)
      any Security Interest over cash deposited by members of the Group with regulatory authorities or other governmental entities in connection with any application for a UMTS licence and/or GSM licence.

      (xiii)
      any Security Interest created in connection with a Permitted Securitisation over the assets the subject of the Permitted Securitisation;

      (xiv)
      any Security Interest over cash balances which arises under a cash pooling arrangement permitted by Clause 21.7(b)(vii) (Financial Indebtedness);

      (xv)
      any Security Interest over assets of members of the Group (other than the Company or any Guarantor) to secure Financial Indebtedness of such members of the Group permitted by Clause 21.7(b)(ix) (Financial Indebtedness), (provided that the recourse of the beneficiaries of such Security Interest(s) to the Parent and/or the Company in respect of all such Financial Indebtedness does not exceed SEK 500,000,000 (or its equivalent) in aggregate); or

      (xvi)
      any other Security Interest securing an aggregate principal amount which does not exceed SEK 500,000,000 or its equivalent in any other currencies.

  (c)
  The Company shall procure that there is delivered to the Facility Agent within 20 Business Days of the first Utilisation Date, written confirmation from the relevant secured parties of the release and discharge of all Security Interests in respect of the Existing Facility.

  (d)
  Except for the exceptions under sub-paragraph (b) above, no member of the Group may:

    (i)
    sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by a member of the Group or any of its related entities;

    (ii)
    sell, transfer or otherwise dispose of any of its receivables on recourse terms;

    (iii)
    enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

    (iv)
    enter into any other preferential arrangement having a similar effect,

  in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

21.6 Disposals

  (a)
  Except as provided below, no member of the Group may, either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

  (b)
  Paragraph (a) does not apply to:

    (i)
    disposals made in the ordinary course of business of the disposing entity;

    (ii)
    disposals of cash raised or borrowed for the purpose for which it was raised or borrowed or disposals of cash representing the proceeds of insurance for the purpose of replacing the insured asset;

    (iii)
    disposals of assets which are no longer required by the Group on an arm's length basis;

    (iv)
    disposals of assets in exchange for other assets (other than cash or cash equivalents) comparable or superior as to type, value and quality;

    (v)
    other disposals expressly permitted by this Agreement;

    (vi)
    disposals of assets pursuant to any Permitted Securitisation;

    (vii)
    disposals of assets by one member of the Group to another;

    (viii)
    disposals on arm's length terms of assets not otherwise permitted under paragraph (i) to (vii) above, provided that the aggregate Net Proceeds in respect of such disposals do not exceed SEK 1,000,000,000 (or its equivalent in other currencies) in any financial year of the Group; and

    (ix)
    disposals on arm's length terms of assets not otherwise permitted under paragraphs (i) to (viii) above, provided that the Company provides the Facility Agent with a certificate signed by two authorised signatories of the Company within 10 days of the relevant disposal, confirming that the Company would have been in compliance with the financial covenants contained in Clause 20 (Financial covenants) if they had been tested on the date of completion of the disposal (the Completion Date) on a pro forma basis (for the purposes of determining the calculation of Consolidated EBITDA only, by reference to the Ratio Period in respect of which a Compliance Certificate has most recently been given (or if no Compliance Certificate has been given, by reference to the 12 month period ending on the Completion Date), as if the disposal had been completed, and the consideration for it had been received, at the beginning of the relevant Ratio Period (or 12 month period)).

21.7 Financial Indebtedness

  (a)
  Except as provided below no member of the Group (other than the Company or a Guarantor) may incur any Financial Indebtedness.

  (b)
  Paragraph (a) does not apply to:

    (i)
    until the first Utilisation Date, Financial Indebtedness under the Existing Facility;

    (ii)
    Financial Indebtedness incurred hereunder or with the prior written consent of the Majority Lenders;

    (iii)
    Financial Indebtedness owed by a member of the Group to another member of the Group;

    (iv)
    Cash Backed Loans;

      (v)
      Financial Indebtedness in an aggregate amount not exceeding SEK 250,000,000 incurred under a financial lease of the electricity network of Affärsverket Svenska Kraftnät dated 21st December, 1992 as amended;

      (vi)
      Financial Indebtedness constituted by any Permitted Securitisation;

      (vii)
      Financial Indebtedness incurred in connection with any cash pooling arrangements, provided that such arrangements are operated on the basis that no net overdraft, which exceeds SEK 100,000,000 in aggregate for all such overdrafts, arises within the cash pool;

      (viii)
      Project Finance Indebtedness; and

      (ix)
      other Financial Indebtedness not otherwise permitted under paragraphs (i) to (viii) above in an aggregate amount not exceeding SEK 1,500,000,000.

21.8 Change of business

  The Parent must ensure that no substantial change is made to the general nature or scope of the business of the Group from that carried on at the date of this Agreement.

21.9 Mergers

  (a)
  Except as provided below, no Obligor may enter into any amalgamation, demerger, merger or reconstruction (a Merger).

  (b)
  Paragraph (a) does not apply to:

    (i)
    any Merger:

    (A)
    carried out on a solvent basis;

    (B)
    where the Obligor is the surviving entity and that Obligor's obligations under the Finance Documents continue in full force and effect after the Merger; and

    (C)
    which, if carried out with an entity which is not a member of the Group under a transaction covered by Clause 21.10 (Acquisitions), would comply with the conditions in sub-paragraph (e)(ii) of the definition of Permitted Acquisitions in Clause 1.1 (Definitions); or

    (ii)
    any Merger previously agreed to in writing by the Majority Lenders.

21.10 Acquisitions

  Except for Permitted Acquisitions, no member of the Group may acquire all or any part of the assets, property or business of any other person (other than a member of the Group) or any assets that constitute a division or operating unit of the business of any other person (other than another member of the Group).

21.11 Environmental matters

  (a)
  Each member of the Group must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or results in any liability for a Finance Party.

  (b)
  Each Obligor must promptly upon becoming aware notify the Facility Agent of:

    (i)
    any Environmental Claim current, or to its knowledge, pending or threatened; or

      (ii)
      any circumstances reasonably likely to result in an Environmental Claim,

  which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

21.12 Insurance

  Each member of the Group must insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

21.13 Arm's length terms

  (a)
  In this Clause, Major Shareholder means any person or group of persons acting in concert which beneficially directly or indirectly owns shares in the Parent to which attach 30 per cent. or more of the voting rights attaching to all the issued share capital of the Parent.

  (b)
  No member of the Group will incur any liability to or for the benefit of any Major Shareholder (or any Affiliate thereof) which are on terms no worse to the relevant member of the Group than arm's length terms in the ordinary course of business.

  (c)
  Paragraph (b) above does not apply to dividends lawfully paid by any member of the Group.

22.   DEFAULT

22.1 Events of Default

  (a)
  Each of the events set out in this Clause is an Event of Default.

  (b)
  In this Clause:

        Material Group Member means an Obligor or a Material Subsidiary; and

        Permitted Transaction means:

      (i)
      an intra-Group re-organisation of a Material Subsidiary on a solvent basis; or

      (ii)
      any other transaction agreed by the Majority Lenders.

22.2 Non-payment

  An Obligor does not pay on the due date any amount payable by it under the Finance Documents in the manner required under the Finance Documents, unless the non-payment:

  (a)
  is caused by technical or administrative error; and

  (b)
  is remedied within three Business Days of the due date.

22.3 Breach of other obligations

  (a)
  An Obligor does not comply with any term of Clause 20 (Financial covenants); or

  (b)
  an Obligor does not comply with any other term of the Finance Documents not already referred to in this Clause, unless the non-compliance:

    (i)
    is capable of remedy; and

    (ii)
    is remedied, in the case of Clauses 21.5 (Negative pledge), 21.6 (Disposals), 21.7 (Financial Indebtedness), 21.9 (Mergers) or 21.10 (Acquisitions) within seven Business Days and, in each other case, within twenty one days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the non-compliance.

22.4 Misrepresentation

  A representation made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document is incorrect in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation:

  (a)
  are capable of remedy; and

  (b)
  are remedied within 21 days of the earlier of the Facility Agent giving notice and the Obligor becoming aware of the misrepresentation.

22.5 Cross-default

  Any of the following occurs in respect of a member of the Group:

  (a)
  any of its Financial Indebtedness is not paid when due (after the expiry of any originally applicable grace period);

  (b)
  any of its Financial Indebtedness:

    (i)
    becomes prematurely due and payable;

    (ii)
    is placed on demand; or

    (iii)
    is capable of being declared by a creditor to be prematurely due and payable or being placed on demand,

    in each case, as a result of an event of default (howsoever described); or

  (c)
  any commitment for its Financial Indebtedness is cancelled or suspended as a result of an event of default (howsoever described),

  unless the aggregate amount of Financial Indebtedness falling within all or any of paragraphs (a)-(c) above, in respect of any member or members of the Group, is less than SEK 250,000,000 or its equivalent.

22.6 Insolvency

  Any of the following occurs in respect of a Material Group Member:

  (a)
  it is, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due or insolvent;

  (b)
  it admits its inability to pay its debts as they fall due;

  (c)
  it suspends making payments on any of its debts or announces an intention to do so;

  (d)
  by reason of actual or anticipated financial difficulties, it begins negotiations with any creditor for the rescheduling of any of its indebtedness; or

  (e)
  a moratorium is declared in respect of any of its indebtedness.

  If a moratorium occurs in respect of any Material Group Member, the ending of the moratorium will not remedy any Event of Default caused by the moratorium.

22.7 Insolvency proceedings

  (a)
  Except as provided below, any of the following occurs in respect of a Material Group Member:

    (i)
    any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors;

    (ii)
    a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed;

    (iii)
    any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution;

    (iv)
    an order for its winding-up, administration or dissolution is made;

    (v)
    any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets;

    (vi)
    its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer; or

    (vii)
    any other analogous step or procedure is taken in any jurisdiction.

  (b)
  Paragraph (a) does not apply to a petition for winding-up presented by a creditor which is being contested in good faith and with due diligence and is discharged or struck out within 30 days.

22.8 Creditors' process

  Any attachment, sequestration, distress, execution or analogous event affects any asset(s) of a Material Group Member, having an aggregate value of at least SEK 100,000,000 and is not discharged within 30 days.

22.9 Cessation of business

  A Material Group Member ceases, or threatens to cease, to carry on business except:

  (a)
  as part of a Permitted Transaction; or

  (b)
  as a result of any disposal allowed under this Agreement.

22.10 Effectiveness of Finance Documents

  (a)
  It is or becomes unlawful for any Obligor to perform any of its material obligations under the Finance Documents.

  (b)
  Any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason.

  (c)
  An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

22.11 Ownership of the Obligors

  An Obligor (other than the Parent) is not or ceases to be a Subsidiary of the Parent.

22.12 Material adverse change

  Any event or series of events occurs which has or is reasonably likely to have a Material Adverse Effect.

22.13 Acceleration

  If an Event of Default is outstanding, the Facility Agent may, and shall if so instructed by the Majority Lenders, by notice to the Company:

  (a)
  cancel all or any part of the Total Commitments; and/or

  (b)
  declare that all or part of any amounts outstanding under the Finance Documents are:

    (i)
    immediately due and payable; and/or

    (ii)
    payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.

  Any notice given under this Subclause will take effect in accordance with its terms.

23.   THE ADMINISTRATIVE PARTIES

23.1 Appointment and duties of the Facility Agent

  (a)
  Each Finance Party (other than the Facility Agent) irrevocably appoints the Facility Agent to act as its agent under the Finance Documents.

  (b)
  Each Finance Party irrevocably authorises the Facility Agent to:

    (i)
    perform the duties and to exercise the rights, powers and discretions that are specifically given to it under the Finance Documents, together with any other incidental rights, powers and discretions; and

    (ii)
    execute each Finance Document expressed to be executed by the Facility Agent.

  (c)
  The Facility Agent has only those duties which are expressly specified in the Finance Documents. Those duties are solely of a mechanical and administrative nature.

23.2 Role of the Mandated Lead Arrangers

  Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party in connection with any Finance Document.

23.3 No fiduciary duties

  Except as specifically provided in a Finance Document, nothing in the Finance Documents makes an Administrative Party a trustee or fiduciary for any other Party or any other person. No Administrative Party need hold in trust any moneys paid to it for a Party or be liable to account for interest on those moneys.

23.4 Individual position of an Administrative Party

  (a)
  If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.

  (b)
  Each Administrative Party may:

    (i)
    carry on any business with an Obligor or its related entities (including acting as an agent or a trustee for any other financing); and

    (ii)
    retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities.

23.5 Reliance

  The Facility Agent may:

  (a)
  rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

  (b)
  rely on any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify;

  (c)
  engage, pay for and rely on professional advisers selected by it (including those representing a Party other than the Facility Agent); and

  (d)
  act under the Finance Documents through its personnel and agents.

23.6 Majority Lenders' instructions

  (a)
  The Facility Agent is fully protected if it acts on the instructions of the Majority Lenders in the exercise of any right, power or discretion or any matter not expressly provided for in the Finance Documents. Any such instructions given by the Majority Lenders will be binding on all the Lenders. In the absence of instructions, the Facility Agent may act as it considers to be in the best interests of all the Lenders.

  (b)
  The Facility Agent may assume that unless it has received notice to the contrary, any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

  (c)
  The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings in connection with any Finance Document.

  (d)
  The Facility Agent may require the receipt of security satisfactory to it, whether by way of payment in advance or otherwise, against any liability or loss which it may incur in complying with the instructions of the Majority Lenders.

23.7 Responsibility

  (a)
  No Administrative Party is responsible for the adequacy, accuracy or completeness of any statement or information (whether written or oral) made in or supplied in connection with any Finance Document.

  (b)
  No Administrative Party is responsible for the legality, validity, effectiveness, adequacy, completeness or enforceability of any Finance Document or any other document.

  (c)
  Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms that it:

    (i)
    has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature and extent of any recourse against any Party or its assets); and

      (ii)
      has not relied exclusively on any information provided to it by any Administrative Party in connection with any Finance Document.

23.8 Exclusion of liability

  (a)
  The Facility Agent is not liable or responsible to any other Finance Party for any action taken or not taken by it in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

  (b)
  No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in connection with any Finance Document. Any officer, employee or agent of the Facility Agent may rely on this Subclause and enforce its terms under the Contracts (Rights of Third Parties) Act 1999.

  (c)
  The Facility Agent is not liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

  (d)
  (i)   Nothing in this Agreement will oblige any Administrative Party to satisfy any know your customer requirement in relation to the identity of any person on behalf of any Finance Party.

  (ii)
  Each Finance Party confirms to each Administrative Party that it is solely responsible for any know your customer requirements it is required to carry out and that it may not rely on any statement in relation to those requirements made by any other person.

23.9 Default

  (a)
  The Facility Agent is not obliged to monitor or enquire whether a Default has occurred. The Facility Agent is not deemed to have knowledge of the occurrence of a Default.

  (b)
  If the Facility Agent:

    (i)
    receives notice from a Party referring to this Agreement, describing a Default and stating that the event is a Default; or

    (ii)
    is aware of the non-payment of any principal, interest or fee payable to a Finance Party (other than the Facility Agent or a Mandated Lead Arranger) under this Agreement,

    it must promptly notify the other Finance Parties.

23.10 Information

  (a)
  The Facility Agent must promptly forward to the person concerned the original or a copy of any document which is delivered to the Facility Agent by a Party for that person.

  (b)
  Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

  (c)
  Except as provided above, the Facility Agent has no duty:

    (i)
    either initially or on a continuing basis to provide any Lender with any credit or other information concerning the risks arising under or in connection with the Finance Documents (including any information relating to the financial condition or affairs of any Obligor or its related entities or the nature or extent of recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

    (ii)
    unless specifically requested to do so by a Lender in accordance with a Finance Document, to request any certificate or other document from any Obligor.

  (d)
  In acting as the Facility Agent, the agency division of the Facility Agent is treated as a separate entity from its other divisions and departments. Any information acquired by the Facility Agent which, in its opinion, is acquired by it otherwise than in its capacity as the Facility Agent may be treated as confidential by the Facility Agent and will not be treated as information possessed by the Facility Agent in its capacity as such.

  (e)
  The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.

  (f)
  Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information which, in its opinion, is received by it in its capacity as the Facility Agent.

23.11 Indemnities

  (a)
  Without limiting the liability of any Obligor under the Finance Documents, each Lender must indemnify the Facility Agent for that Lender's Pro Rata Share of any loss or liability incurred by the Facility Agent in acting as the Facility Agent, except to the extent that the loss or liability is caused by the Facility Agent's gross negligence or wilful misconduct.

  (b)
  The Facility Agent may deduct from any amount received by it for a Lender any amount due to the Facility Agent from that Lender under a Finance Document but unpaid.

23.12 Compliance

  Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

23.13 Resignation of the Facility Agent

  (a)
  The Facility Agent may resign and appoint any of its Affiliates as successor Facility Agent by giving notice to the other Finance Parties and the Company.

  (b)
  Alternatively, the Facility Agent may resign by giving notice to the Finance Parties and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.

  (c)
  If no successor Facility Agent has been appointed under paragraph (b) above within 30 days after notice of resignation was given, the Facility Agent may appoint a successor Facility Agent.

  (d)
  The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

  (e)
  The resignation of the Facility Agent and the appointment of any successor Facility Agent will both become effective only when the successor Facility Agent notifies all the Parties that it accepts its appointment. On giving the notification, the successor Facility Agent will succeed to the position of the Facility Agent and the term Facility Agent will mean the successor Facility Agent.

  (f)
  The retiring Facility Agent must, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as the Facility Agent under the Finance Documents.

  (g)
  Upon its resignation becoming effective, this Clause will continue to benefit the retiring Facility Agent in respect of any action taken or not taken by it in connection with the Finance Documents while it was the Facility Agent, and, subject to paragraph (f) above, it will have no further obligations under any Finance Document.

  (h)
  The Majority Lenders may, by notice to the Facility Agent, require it to resign under paragraph (b) above.

23.14 Relationship with Lenders

  (a)
  The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and as acting through its Facility Office(s) until it has received not less than five Business Days' prior notice from that Lender to the contrary.

  (b)
  The Facility Agent may at any time, and must if requested to do so by the Majority Lenders, convene a meeting of the Lenders.

23.15 Facility Agent's management time

  If the Facility Agent requires, any amount payable to the Facility Agent by any Party under any indemnity or in respect of any costs or expenses incurred by the Facility Agent under the Finance Documents after the date of this Agreement may include the cost of using its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the relevant Party. This is in addition to any amount in respect of fees or expenses paid or payable to the Facility Agent under any other term of the Finance Documents.

23.16 Notice period

  Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, at its discretion, accept a shorter notice period.

24.   EVIDENCE AND CALCULATIONS

24.1 Accounts

  Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.

24.2 Certificates and determinations

  Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.

24.3 Calculations

  Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Facility Agent determines is market practice.

25.   FEES

25.1 Facility Agent's fee

  The Company must pay to the Facility Agent for its own account an agency fee in the manner agreed in the Fee Letter between the Facility Agent and the Company.

25.2 Commitment fee

  (a)
  The Company must pay to the Facility Agent for each Lender a commitment fee, in respect of that Lender's commitment, computed at the rate which is 35 per cent. of the applicable Margin at the time on the undrawn, uncancelled amount of the Lender's commitment during the relevant Availability Period. For this purpose, applicable Margin means, in relation to a Facility, the Margin applicable to Loans borrowed under that Facility.

  (b)
  Subject to (c) below, commitment fee will accrue from the date of this Agreement and accrued commitment fee is payable quarterly in arrear. Accrued commitment fee is also payable to the Facility Agent for a Lender on the date its Commitment is cancelled in full.

  (c)
  The commitment fee in respect of an amount of the Facilities equal to the amount of the Existing Facility (the Deferred Amount) will accrue from the date falling five days after the date of this Agreement. For this purpose, the Deferred Amount will be split pro rata between Facility A and Facility B.

25.3 Participation fee

  (a)
  The Company must pay to the Facility Agent for each Lender a participation fee computed at the rate of:

    (i)
    in respect of Facility A Loans, 0.15 per cent. flat on each Lender's Facility A Commitment on the date of this Agreement; and

    (ii)
    in respect of Facility B Loans, 0.20 per cent. flat on each Lender's Facility B Commitment on the date of this Agreement.

  (b)
  Participation fee is payable on the earlier of the first Utilisation Date and the date falling five Business Days after the date of this Agreement.

26.   INDEMNITIES AND BREAK COSTS

26.1 Currency indemnity

  (a)
  The Company must, as an independent obligation, indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

    (i)
    that Finance Party receiving an amount in respect of an Obligor's liability under the Finance Documents; or

    (ii)
    that liability being converted into a claim, proof, judgment or order,

  in a currency other than the currency in which the amount is expressed to be payable under the relevant Finance Document.

  (b)
  Unless otherwise required by law, each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.

26.2 Other indemnities

  (a)
  The Company must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:

    (i)
    the occurrence of any Event of Default;

    (ii)
    any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;

    (iii)
    (other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or

    (iv)
    a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.

  The Company's liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.

  (b)
  The Company must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:

    (i)
    investigating any event which the Facility Agent reasonably believes to be a Default; or

    (ii)
    acting or relying on any notice which the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.

26.3 Break Costs

  (a)
  The Company must pay to each Lender its Break Costs.

  (b)
  Break Costs are the amount (if any) determined by the relevant Lender by which:

    (i)
    the interest (without taking into account the Margin) which that Lender would have received for the period from the date of receipt of any part of its share in a Loan or an overdue amount to the last day of the applicable Term for that Loan or overdue amount if the principal or overdue amount received had been paid on the last day of that Term;

  exceeds

      (ii)
      the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.

  (c)
  Each Lender must supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Subclause.

27.   EXPENSES

27.1 Initial costs

  The Company must pay to each Administrative Party the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with the negotiation, preparation, printing, execution and syndication of the Finance Documents.

27.2 Subsequent costs

  The Company must pay to the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:

  (a)
  the negotiation, preparation, printing and execution of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and

  (b)
  any amendment, waiver or consent requested by or on behalf of an Obligor or specifically allowed by this Agreement.

27.3 Enforcement costs

  The Company must pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

28.   AMENDMENTS AND WAIVERS

28.1 Procedure

  (a)
  Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.

  (b)
  The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) above. Any such amendment or waiver is binding on all the Parties.

28.2 Exceptions

  (a)
  An amendment or waiver which relates to:

    (i)
    the definition of Majority Lenders in Clause 1.1 (Definitions);

    (ii)
    an extension of the date of payment of any amount to a Lender under the Finance Documents;

    (iii)
    a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;

    (iv)
    an increase in, or an extension of, a Commitment or the Total Commitments;

      (v)
      a release of an Obligor other than in accordance with the terms of this Agreement;

      (vi)
      a term of a Finance Document which expressly requires the consent of each Lender;

      (vii)
      the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or

      (viii)
      Clause 2.3 (Nature of a Finance Party's rights and obligations), Clause 32 (Pro rata sharing) or this Clause,

    may only be made with the consent of all the Lenders.

  (b)
  An amendment or waiver which relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.

  (c)
  A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

28.3 Change of currency

  If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.

28.4 Waivers and remedies cumulative

  The rights of each Finance Party under the Finance Documents:

  (a)
  may be exercised as often as necessary;

  (b)
  are cumulative and not exclusive of its rights under the general law; and

  (c)
  may be waived only in writing and specifically.

  Delay in exercising or non-exercise of any right is not a waiver of that right.

29.   CHANGES TO THE PARTIES

29.1 Assignments and transfers by Obligors

  No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.

29.2 Assignments and transfers by Lenders

  (a)
  A Lender (the Existing Lender) may, subject to the following provisions of this Subclause, at any time assign or transfer (including by way of novation) any of its rights and obligations under this Agreement to any other bank or financial institution or to a trust fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

  (b)
  The consent of the Company is required for any assignment or transfer unless the New Lender is another Lender or an Affiliate of a Lender. The consent of the Company must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five Business Days after the Company is given notice of the request unless it is expressly refused by the Company within that time.

  (c)
  The Company may not withhold its consent solely because the assignment or transfer might increase the Mandatory Cost.

  (d)
  The Facility Agent is not obliged to execute a Transfer Certificate until it has completed all know your customer requirements to its satisfaction. The Facility Agent must promptly notify the Existing Lender and the New Lender if there are any such requirements.

  (e)
  A transfer of obligations will be effective only if either:

    (i)
    the obligations are novated in accordance with the following provisions of this Clause; or

    (ii)
    the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of this Agreement as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under this Agreement to the extent that they are transferred to the New Lender.

  (f)
  Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of euro 1,500.

  (g)
  Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.

29.3 Procedure for transfer by way of novations

  (a)
  In this Subclause:

    Transfer Date means, for a Transfer Certificate, the later of:

      (i)
      the proposed Transfer Date specified in that Transfer Certificate; and

      (ii)
      the date on which the Facility Agent executes that Transfer Certificate.

  (b)
  A novation is effected if:

    (i)
    the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

    (ii)
    the Facility Agent executes it.

    The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.

  (c)
  Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

  (d)
  On the Transfer Date:

    (i)
    the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and

    (ii)
    the Existing Lender will be released from those obligations and cease to have those rights.

  (e)
  The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Company a copy of that Transfer Certificate.

29.4 Limitation of responsibility of Existing Lender

  (a)
  Unless expressly agreed to the contrary, an Existing Lender is not responsible to a New Lender for the legality, validity, adequacy, accuracy, completeness or performance of:

    (i)
    any Finance Document or any other document; or

    (ii)
    any statement or information (whether written or oral) made in or supplied in connection with any Finance Document,

    and any representations or warranties implied by law are excluded.

  (b)
  Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

    (i)
    has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of each Obligor and its related entities and the nature or extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and

    (ii)
    has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.

  (c)
  Nothing in any Finance Document requires an Existing Lender to:

    (i)
    accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or

    (ii)
    support any losses incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under any Finance Document or otherwise.

29.5 Costs resulting from change of Lender or Facility Office

        If:

  (a)
  a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

  (b)
  as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost,

  then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or a right to be prepaid and/or cancelled by reason of illegality, the Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.

29.6 Additional Guarantors

  (a)
  The Company must, by giving not less than 10 Business Days' prior notice to the Facility Agent, notify the Facility Agent (which must promptly notify the Lenders) of its intention to request one of its Subsidiaries to become an Additional Guarantor.

  (b)
  If the accession of an Additional Guarantor requires any Finance Party to carry out know your customer requirements in circumstances where the necessary information is not already available to it, the Company must promptly on request by any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.

  (c)
  If one of the Subsidiaries of the Company is to become an Additional Guarantor, then the Company must (following consultation with the Facility Agent) deliver to the Facility Agent the relevant documents and evidence listed in Part 3 of Schedule 2 (Conditions precedent documents).

  (d)
  The relevant Subsidiary will become an Additional Guarantor when the Facility Agent notifies the other Finance Parties and the Company that it has received all of the documents and evidence referred to in paragraph (a) above in form and substance satisfactory to it. The Facility Agent must give this notification as soon as reasonably practicable.

  (e)
  Delivery of an Accession Agreement, executed by the relevant Subsidiary and the Company, to the Facility Agent constitutes confirmation by that Subsidiary and the Company that the Repeating Representations are then correct.

29.7 Resignation of a Guarantor

  (a)
  The Company may request that a Guarantor (other than the Parent) ceases to be a Guarantor by giving to the Facility Agent a duly completed Resignation Request.

  (b)
  The Facility Agent must accept a Resignation Request and notify the Company and the Lenders of its acceptance if:

    (i)
    a breach of Clause 21.7 (Financial Indebtedness) would not result from the acceptance of the Resignation Request; and

    (ii)
    no demand for the payment of any money has been made in writing on that Guarantor which is outstanding on the date the Facility Agent receives the duly completed Resignation Request.

  (c)
  The Guarantor will cease to be a Guarantor when the Facility Agent gives the notification referred to in paragraph (b) above.

  (d)
  A Guarantor may also cease to be a Guarantor in any other manner approved by the Majority Lenders.

29.8 Changes to the Reference Banks

  If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

30.   DISCLOSURE OF INFORMATION

  (a)
  Each Finance Party must keep confidential any information supplied to it by or on behalf of any Obligor in connection with the Finance Documents. However, a Finance Party is entitled to disclose information:

    (i)
    which is publicly available, other than as a result of a breach by that Finance Party of this Clause;

    (ii)
    in connection with any legal or arbitration proceedings;

    (iii)
    if required to do so under any law or regulation;

    (iv)
    to a governmental, banking, taxation or other regulatory authority;

    (v)
    to its professional advisers;

    (vi)
    to the extent allowed under paragraph (b) below;

      (vii)
      to another Obligor; or

      (viii)
      with the agreement of the relevant Obligor.

  (b)
  A Finance Party may disclose to an Affiliate or any person with whom it may enter, or has entered into, any kind of transfer, participation or other agreement in relation to this Agreement (a participant):

    (i)
    a copy of any Finance Document; and

    (ii)
    any information which that Finance Party has acquired under or in connection with any Finance Document.

    However, before a participant may receive any confidential information, it must agree with the relevant Finance Party to keep that information confidential on the terms of paragraph (a) above.

  (c)
  This Clause supersedes any previous confidentiality undertaking given by a Finance Party in connection with this Agreement prior to it becoming a Party.

31.   SET-OFF

  A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

32.   PRO RATA SHARING

32.1 Redistribution

  If any amount owing by an Obligor under this Agreement to a Lender (the recovering Lender) is discharged by payment, set-off or any other manner other than through the Facility Agent under this Agreement (a recovery), then:

  (a)
  the recovering Lender must, within three Business Days, supply details of the recovery to the Facility Agent;

  (b)
  the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Lender would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and

  (c)
  the recovering Lender must pay to the Facility Agent an amount equal to the excess (the redistribution).

32.2 Effect of redistribution

  (a)
  The Facility Agent must treat a redistribution as if it were a payment by the relevant Obligor under this Agreement and distribute it among the Lenders, other than the recovering Lender, accordingly.

  (b)
  When the Facility Agent makes a distribution under paragraph (a) above, the recovering Lender will be subrogated to the rights of the Finance Parties which have shared in that redistribution.

  (c)
  If and to the extent that the recovering Lender is not able to rely on any rights of subrogation under paragraph (b) above, the relevant Obligor will owe the recovering Lender a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

  (d)
  If:

    (i)
    a recovering Lender must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and

    (ii)
    the recovering Lender has paid a redistribution in relation to that recovery,

    each Finance Party must reimburse the recovering Lender all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) above will operate in reverse to the extent of the reimbursement.

32.3 Exceptions

  Notwithstanding any other term of this Clause, a recovering Lender need not pay a redistribution to the extent that:

  (a)
  it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution; or

  (b)
  it would be sharing with another Finance Party any amount which the recovering Lender has received or recovered as a result of legal or arbitration proceedings, where:

    (i)
    the recovering Lender notified the Facility Agent of those proceedings; and

    (ii)
    the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.

33.   SEVERABILITY

  If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

  (a)
  the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or

  (b)
  the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.

34.   COUNTERPARTS

  Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

35.   NOTICES

35.1 In writing

  (a)
  Any communication in connection with a Finance Document must be in writing and, unless otherwise stated, may be given:

    (i)
    in person, by post, fax, e-mail or any other electronic communication approved by the Facility Agent; or

      (ii)
      if between the Facility Agent and a Lender and the Facility Agent and the Lender agree, by e-mail or other electronic communication.

  (b)
  For the purpose of the Finance Documents, an electronic communication will be treated as being in writing.

  (c)
  Unless it is agreed to the contrary, any consent or agreement required under a Finance Document must be given in writing.

35.2 Contact details

  (a)
  Except as provided below, the contact details of each Party for all communications in connection with the Finance Documents are those notified by that Party for this purpose to the Facility Agent on or before the date it becomes a Party.

  (b)
  The address and facsimile number of the Company are:

Tele2 Sverige AB Box 62 S-164 94 Kista Sweden
Facsimile:	+46 8 56 26 42 01
Attention:	Håkan Zadler
with a copy to be sent to:
Banque Invik S.A. 7, avenue J.P. Pescatore P.O. Box 285 L-2012 Luxembourg
Facsimile:	+ 352 27 751 272
Attention:	Head of Corporate Finance

    or such other as the Company may notify to the Facility Agent by not less than five Business Days' notice.

  (c)
  The address and facsimile number of the Facility Agent are:

WestLB AG, London Branch Woolgate Exchange 25 Basinghall Street London EC2V 5HA
Facsimile:	+44 20 7020 7620
Attention:	Agency Dept.

    or such other as the Facility Agent may notify to the other Parties by not less than five Business Days' notice.

  (d)
  The address and facsimile number of the Parent are:

Tele2 AB Skeppsbron 18 PO Box 2094 S-103 13 Stockholm Sweden
Facsimile:	+ 46 856 26 0040
Attention:	Lars-Johan Jarnheimer
with a copy to be sent to:
Banque Invik S.A. 7, avenue J.P. Pescatore P.O. Box 285 L-2012 Luxembourg
Facsimile:	+352 27 751 272
Attention:	Head of Corporate Finance

    or such other as the Parent shall notify to the Facility Agent by not less than five Business Days' notice.

  (e)
  Where a Party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

35.3 Effectiveness

  (a)
  Except as provided below, any communication in connection with a Finance Document will be deemed to be given as follows:

    (i)
    if delivered in person, at the time of delivery;

    (ii)
    if posted, five days after being deposited in the post, postage prepaid, in a correctly addressed envelope;

    (iii)
    if by fax, when received in legible form; and

    (iv)
    if by e-mail or any other electronic communication, when received in legible form.

  (b)
  A communication given under paragraph (a) above but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

  (c)
  A communication to the Facility Agent will only be effective on actual receipt by it.

35.4 Obligors

  (a)
  All communications under the Finance Documents to or from an Obligor must be sent through the Facility Agent.

  (b)
  All communications under the Finance Documents to or from an Obligor (other than the Company) must be sent through the Company.

  (c)
  Each Obligor (other than the Company) irrevocably appoints the Company to act as its agent:

    (i)
    to give and receive all communications under the Finance Documents;

    (ii)
    to supply all information concerning itself to any Finance Party; and

      (iii)
      to sign all documents under or in connection with the Finance Documents.

  (d)
  Any communication given to the Company in connection with a Finance Document will be deemed to have been given also to the other Obligors.

  (e)
  The Facility Agent may assume that any communication made by the Company is made with the consent of each other Obligor.

36.   LANGUAGE

  (a)
  Any notice given in connection with a Finance Document must be in English.

  (b)
  Any other document provided in connection with a Finance Document must be:

    (i)
    in English; or

    (ii)
    (unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.

37.   GOVERNING LAW

        This Agreement is governed by English law.

38.   ENFORCEMENT

38.1 Jurisdiction

  (a)
  The English courts have exclusive jurisdiction to settle any dispute in connection with any Finance Document.

  (b)
  The English courts are the most appropriate and convenient courts to settle any such dispute and each Obligor waives objection to those courts on the grounds of inconvenient forum or otherwise in relation to proceedings in connection with any Finance Document.

  (c)
  This Clause is for the benefit of the Finance Parties only. To the extent allowed by law, a Finance Party may take:

    (i)
    proceedings in any other court; and

    (ii)
    concurrent proceedings in any number of jurisdictions.

38.2 Service of process

  (a)
  Each Obligor not incorporated in England and Wales irrevocably appoints Tele2 (UK) Communications Limited as its agent under the Finance Documents for service of process in any proceedings before the English courts.

  (b)
  If any person appointed as process agent is unable for any reason to act as agent for service of process, the Company (on behalf of all the Obligors) must immediately appoint another agent on terms acceptable to the Facility Agent. Failing this, the Facility Agent may appoint another agent for this purpose.

  (c)
  Each Obligor agrees that failure by a process agent to notify it of any process will not invalidate the relevant proceedings.

  (d)
  This Clause does not affect any other method of service allowed by law.

38.3 Waiver of immunity

        Each Obligor irrevocably and unconditionally:

  (a)
  agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

  (b)
  consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

  (c)
  waives all rights of immunity in respect of it or its assets.

  This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

ORIGINAL PARTIES

Name of Original Guarantor	Registration number (or equivalent, if any)
Tele2 AB (publ)	556410-8917
Commitments
Name of Original Lender	Facility A Commitments (SEK)
ABN AMRO Bank N.V., Stockholm branch	300,000,000
Calyon Bank, Stockholm branch	300,000,000
Citibank International plc	300,000,000
DnB NOR Bank ASA	300,000,000
Nordea Bank AB (publ)	300,000,000
Skandinaviska Enskilda Banken AB (publ)	300,000,000
Société Générale	300,000,000
Svenska Handelsbanken AB (publ)	300,000,000
The Royal Bank of Scotland plc	300,000,000
WestLB AG, London Branch	300,000,000

Total Facility A Commitments	SEK 3,000,000,000

Name of Original Lender	Facility B Commitments (SEK)
ABN AMRO Bank N.V., Stockholm branch	400,000,000
Calyon Bank, Stockholm branch	400,000,000
Citibank International plc	400,000,000
DnB NOR Bank ASA	400,000,000
Nordea Bank AB (publ)	400,000,000
Skandinaviska Enskilda Banken AB (publ)	400,000,000
Société Générale	400,000,000
Svenska Handelsbanken AB (publ)	400,000,000
The Royal Bank of Scotland plc	400,000,000
WestLB AG, London Branch	400,000,000

Total Facility B Commitments	SEK 4,000,000,000

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

PART 1

TO BE DELIVERED BEFORE THE FIRST REQUEST

Original Obligors

1.
A copy of the constitutional documents of each Original Obligor.

2.
A copy of a resolution of the board of directors of each Original Obligor approving the terms of, and the transactions contemplated by, this Agreement.

3.
A specimen of the signature of each person authorised on behalf of an Original Obligor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

4.
A certificate of an authorised signatory of the Company certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

5.
Evidence that the agent of the Original Obligors under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

1.
A legal opinion of Allen & Overy LLP legal advisers in England to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

2.
A legal opinion of Setterwalls, legal advisers in Sweden to the Mandated Lead Arrangers and the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

1.
Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.

2.
Evidence that the Existing Facility will be prepaid and cancelled in full, on or by the first Utilisation Date.

3.
A release agreement signed by Nordea Bank AB (publ) (in its capacity as security agent under the Existing Facility), WestLB AG, London Branch (in its capacity as facility agent under the Existing Facility) and each obligor under the Existing Facility confirming that the guarantees given under the Existing Facility and the Security Interests arising in connection with the Existing Facility will be released subject to the satisfaction of the conditions specified therein.

4.
The Original Financial Statements.

5.
A structure chart of the Group.

6.
Evidence that if a Compliance Certificate had been delivered on 30th September, 2004 (in respect of the Ratio Period ending on that date), the ratio of Consolidated Total Net Debt on that date to Consolidated EBITDA for the Ratio Period ending on that date would have been less than 1.00:1.

7.
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

PART 2

FOR AN ADDITIONAL GUARANTOR

Additional Guarantors

1.
An Accession Agreement, duly executed by the Company and the Additional Guarantor.

2.
A copy of the constitutional documents of the Additional Guarantor.

3.
A copy of a resolution of the board of directors of the Additional Guarantor approving the terms of, and the transactions contemplated by, the Accession Agreement.

4.
A specimen of the signature of each person authorised on behalf of the Additional Guarantor to execute or witness the execution of any Finance Document or to sign or send any document or notice in connection with any Finance Document.

5.
A certificate of an authorised signatory of the Additional Guarantor

(a)
certifying that each copy document specified in Part 2 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Agreement;

(b)
confirming that guaranteeing the Total Commitments in full would not breach any limit in its memorandum or articles of association binding on it.

6.
If available, a copy of the latest audited accounts of the Additional Guarantor.

7.
Evidence that the agent of the Additional Guarantor under the Finance Documents for service of process in England and Wales has accepted its appointment.

Legal opinions

        A legal opinion of:

  (a)
  legal advisers to the Agent in the jurisdiction of incorporation of the Additional Guarantor addressed to the Finance Parties; and.

  (b)
  Allen & Overy LLP, legal advisers in England to the Facility Agent, addressed to the Finance Parties.

Other documents and evidence

1.
Evidence that all expenses due and payable from the Company under this Agreement in respect of the Accession Agreement have been paid.

2.
A copy of any other authorisation or other document, opinion or assurance which the Facility Agent has notified the Company is necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, the Accession Agreement or for the validity and enforceability of any Finance Document.

SCHEDULE 3

FORM OF REQUEST

To:
WESTLB AG, London Branch as Facility Agent

From:
Tele2 Sverige AB

Date:
[                        ]

TELE2 SVERIGE AB—SEK 7,000,000,000 Credit Agreement
dated [            ] November, 2004 (the Agreement)

1.
We refer to the Agreement. This is a Request.

2.
We wish to borrow a Loan on the following terms:

(a)
Utilisation Date: [                        ]

(b)
Amount/currency: [                        ]

(c)
Term: [                        ].

(d)
The Loan is to be a [Facility A/Facility B] Loan.

3.
Our payment instructions are: [                        ].

4.
We confirm that:

(a)
each condition precedent under the Agreement which must be satisfied on the date of this Request is so satisfied; and

(b)
the Loan will be applied in accordance with Clause 3 (Purpose) of the Agreement.

5.
This Request is irrevocable.

By:

Tele2 Sverige AB

SCHEDULE 4

CALCULATION OF THE MANDATORY COST

1.     General

(a)
The Mandatory Cost is to compensate a Lender for the cost of compliance with:

(i)
the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces any of its functions); or

(ii)
the requirements of the European Central Bank.

(b)
The Mandatory Cost is expressed as a percentage rate per annum.

(c)
The Mandatory Cost is the weighted average (weighted in proportion to the percentage share of each Lender in the relevant Loan) of the rates for the Lenders calculated by the Facility Agent in accordance with this Schedule on the first day of a Term (or as soon as possible after then).

(d)
The Facility Agent must distribute each amount of Mandatory Cost among the Lenders on the basis of the rate for each Lender.

(e)
Any determination by the Facility Agent pursuant to this Schedule will be, in the absence of manifest error, conclusive and binding on all the Parties.

2.     For a Lender lending from a Facility Office in the U.K.

(a)
The relevant rate for a Lender lending from a Facility Office in the U.K. is calculated in accordance with the following formulae:

for a Loan in Sterling:
AB + C(B - D) + E × 0.01 100 - (A + C)	per cent. per annum
for any other Loan:
E × 0.01 300	per cent. per annum

  where on the day of application of the formula:

  A
  is the percentage of that Lender's eligible liabilities (in excess of any stated minimum) which the Bank of England requires it to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

  B
  is the percentage rate of LIBOR for the relevant Term;

  C
  is the percentage (if any) of that Lender's eligible liabilities which the Bank of England requires it to place as an interest bearing special deposit;

  D
  is the percentage rate per annum payable by the Bank of England on interest bearing special deposits; and

  E
  is calculated by the Facility Agent as being the average of the rates of charge under the fees rules supplied by the Reference Banks to the Facility Agent under paragraph (d) below and expressed in pounds per £1 million.

(b)
For the purposes of this paragraph 2:

(i)
eligible liabilities and special deposit(s) have the meanings given to them at the time of application of the formula pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

(ii)
fees rules means the then current rules on periodic fees in the Supervision Manual of the FSA Handbook or any other law or regulation as may then be in force for the payment of fees for the acceptance of deposits;

(iii)
fee tariffs means the fee tariffs specified in the fees rules under fee-block Category A1 (Deposit acceptors) (ignoring any minimum fee or zero rated fee required pursuant to the fees rules but applying any applicable discount rate); and

(iv)
tariff base has the meaning given to it in, and will be calculated in accordance with, the fees rules.

(c)
(i) In the application of the formulae, A, B, C and D are included as figures and not as percentages, e.g. if A = 0.5% and B = 15%, AB is calculated as 0.5 × 15. A negative result obtained by subtracting D from B is taken as zero.

(ii)
Each rate calculated in accordance with a formula is, if necessary, rounded upward to four decimal places.

(d)
If requested by the Facility Agent, each Reference Bank must, as soon as practicable after publication by the Financial Services Authority, supply to the Facility Agent the rate of charge payable by that Reference Bank to the Financial Services Authority under the fees rules for that financial year of the Financial Services Authority (calculated by that Reference Bank as being the average of the fee tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1 million of the tariff base of that Reference Bank.

(e)
Each Lender must supply to the Facility Agent the information required by it to make a calculation of the rate for that Lender. In particular, each Lender must supply the following information on or prior to the date on which it becomes a Lender:

(i)
the jurisdiction of its Facility Office; and

(ii)
any other information that the Facility Agent reasonably requires for that purpose.

  Each Lender must promptly notify the Facility Agent of any change to the information supplied to it under this paragraph. If a Lender fails to supply the information under this sub-paragraph (e) the Facility Agent will assume that the Lender has not incurred a Mandatory Cost under this paragraph 2 (For a Lender lending from a Facility Office in the U.K.).

(f)
The percentages of each Lender for the purposes of A and C above and the rates of charge of each Reference Bank for the purpose of E above are determined by the Facility Agent based upon the information supplied to it under paragraphs (d) and (e) above. Unless a Lender notifies the Facility Agent to the contrary, the Facility Agent may assume that the Lender's obligations in respect of cash ratio deposits and special deposits are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the U.K.

(g)
The Facility Agent has no liability to any Party if its calculation over or under compensates any Lender. The Facility Agent is entitled to assume that the information provided by any Lender or Reference Bank under this Schedule is true and correct in all respects.

3.     For a Lender lending from a Facility Office in a Participating Member State

(a)
The relevant rate for a Lender lending from a Facility Office in a Participating Member State is the percentage rate per annum notified by that Lender to the Facility Agent. This percentage rate per annum must be certified by that Lender in its notice to the Facility Agent as its reasonable determination of the cost (expressed as a percentage of that Lender's share in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Facility Office.

(b)
If a Lender fails to specify a rate under paragraph (a) above, the Facility Agent will assume that the Lender has not incurred any such cost.

4.     Changes

(a)
The Facility Agent may, after consultation with the Company and the Lenders, determine and notify all the Parties of any amendment to this Schedule which is required to reflect:

(i)
any change in law or regulation; or

(ii)
any requirement imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any successor authority).

(b)
If the Facility Agent, after consultation with the Company, determines that the Mandatory Cost for a Lender lending from a Facility Office in the U.K. can be calculated by reference to a screen, the Facility Agent may notify all the Parties of any amendment to this Agreement which is required to reflect this.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	WESTLB AG, London Branch as Facility Agent
From:	[THE EXISTING LENDER] (the Existing Lender) and [THE NEW LENDER] (the New Lender)
Date:	[ ]

TELE2 SVERIGE AB—SEK 7,000,000,000 Credit Agreement
dated [            ] November, 2004 (the Agreement)

We refer to the Agreement. This is a Transfer Certificate.

1.
The Existing Lender transfers by novation to the New Lender the Existing Lender's rights and obligations referred to in the Schedule below in accordance with the terms of the Agreement.

2.
The proposed Transfer Date is [    ].

3.
The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.

4.
This Transfer Certificate is governed by English law.

THE SCHEDULE

Rights and obligations to be transferred by novation

[insert relevant details, including applicable Commitment (or part)]

Administrative details of the New Lender

[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [ ].
WESTLB AG, LONDON BRANCH
By:

SCHEDULE 6

EXISTING SECURITY

Member(s) of the Group creating security	Details of security	Maximum principal amount secured
St Petersburg Telecom, Oblcom and Rostov Cellular Communication	Equipment in the Russian Federation charged in favour of Skandinaviska Enskilda Banken	EUR 30,400,000
Tango S.A.	Retention of title over UMTS equipment leased	SEK 30,000,000
Tele2 St Petersburg Holding AB	Pledge over shares in St Petersburg Telecom and Oblcom	Together with the pledge over shares in Tele2 St Petersburg Holding AB (detailed below), SEK 24,000,000
The Company	Pledge over shares in Tele2 St Petersburg Holding AB
The Company	Cash deposited as security for a deferred purchase price of up to £10,000,000	SEK 70,000,000
The Company	Equipment leased under a financial lease with Affarsverket Svenska Kraftnät, Vattenfall and Sydkraft	SEK 141,000,000

SCHEDULE 7

FORM OF COMPLIANCE CERTIFICATE

To:
WESTLB AG, London Branch as Facility Agent
From:
Tele2 AB (publ)
Date:
[                             ]

TELE2 SVERIGE AB—SEK 7,000,000,000 Credit Agreement
dated [            ] November, 2004 (the Agreement)

1.
We refer to the Agreement. This is a Compliance Certificate.

2.
We confirm that as at [relevant testing date]:

(a)
Consolidated EBITDA was [    ]; and Consolidated Total Net Debt is [            ]; therefore, the ratio of Consolidated Total Net Debt to Consolidated EBITDA was [    ] to 1;

(b)
Consolidated EBITDA was [            ] and Consolidated Interest Expense was [            ]; therefore, the ratio of Consolidated EBITDA to Consolidated Interest Expense was [    ] to 1; and

(c)
on the basis of (a) above, the applicable Margin in respect of Facility B Loans is [    ] per cent. per annum.

3.
We set out below calculations establishing the figures in paragraph 2 above:

[                        ].

4.
We confirm that the following companies were Material Subsidiaries at [relevant testing date]:

[    ].

5.
[We confirm that no Default is outstanding as at [relevant testing date].(1)

Tele2 AB (publ)

By:

(1)
If this statement cannot be made, the certificate should identify any Default that is outstanding and the steps, if any, being taken to remedy it.

SCHEDULE 8

FORM OF ACCESSION AGREEMENT

To:	[WestLB, London Branch] as Facility Agent
From:	Tele2 Sverige AB and [Proposed Guarantor]
Date:	[ ]

TELE2 SVERIGE AB—SEK 7,000,000,000 Credit Agreement
dated [            ] November, 2004 (the Agreement)

We refer to the Agreement. This is an Accession Agreement.

[Name of company] of [address/registered office] agrees to become an Additional Guarantor and to be bound by the terms of the Agreement as an Additional Guarantor.

Our obligation as an Additional Guarantor shall be limited in accordance with [            ](2).

This Accession Agreement is governed by English law.

Tele2 Sverige AB

By:

[PROPOSED GUARANTOR]

By:

(2)
Insert limitation language agreed between the Company and the Facility Agent (both acting reasonably).

SCHEDULE 9

FORM OF RESIGNATION REQUEST

To:	WestLB AG, London Branch as Facility Agent
From:	Tele2 Sverige AB and [relevant Guarantor]
Date:	[ ]

TELE2 SVERIGE AB—SEK 7,000,000,000 Credit Agreement
dated [            ] November, 2004 (the Agreement)

1.
We refer to the Agreement. This is a Resignation Request.

2.
We request that [resigning Guarantor] be released from its obligations as a Guarantor under the Agreement.

3.
We confirm that a breach of Clause 21.7 (Financial Indebtedness) would not result from the acceptance of this Resignation Request.

4.
We confirm that as at the date of this Resignation Request no demand for the payment of any money has been made in writing on that Guarantor which is outstanding.

5.
This Resignation Request is governed by English law.

Tele2 Sverige AB	[Relevant Guarantor]
By:	By:
The Facility Agent confirms that this resignation takes effect on [ ].
WestLB AG, London Branch
By:

SIGNATORIES

Company
TELE2 SVERIGE AB
By:	LARS-JOHAN JARNHEIMER
HÅKAN ZADLER
Parent
TELE2 AB (publ)
By:	LARS-JOHAN JARNHEIMER
HÅKAN ZADLER
Original Guarantor
TELE2 AB (publ)
By:	LARS-JOHAN JARNHEIMER
HÅKAN ZADLER
Mandated Lead Arrangers
ABN AMRO BANK N.V.
By:	MARK VINCENT
PETER ELLEMAN
CRÉDIT AGRICOLE INDOSUEZ, STOCKHOLM BRANCH under name change to CALYON BANK, STOCKHOLM BRANCH
By:	MARK VINCENT (under power of attorney)
CITIGROUP GLOBAL MARKETS LIMITED
By:	MARK VINCENT (under power of attorney)
DNB NOR BANK ASA
By:	MARK VINCENT (under power of attorney)
NORDEA BANK AB (publ)
By:	JOHAN LINDH
CAMILLA HANSSON
SEB MERCHANT BANKING, SKANDINAVISKA ENSKILDA BANKEN AB (publ)
By:	MARK VINCENT (under power of attorney)
SOCIÉTÉ GÉNÉRALE
By:	MARK VINCENT (under power of attorney)

SVENSKA HANDELSBANKEN AB (publ)
By:	MARK VINCENT (under power of attorney)
THE ROYAL BANK OF SCOTLAND PLC
By:	MARK VINCENT (under power of attorney)
WESTLB AG, LONDON BRANCH
By:	TIM SAI LOUIE
Original Lenders
ABN AMRO BANK N.V., STOCKHOLM BRANCH
By:	MARK VINCENT
PETER ELLEMAN
CRÉDIT AGRICOLE INDOSUEZ, STOCKHOLM BRANCH under name change to CALYON BANK, STOCKHOLM BRANCH
By:	MARK VINCENT (under power of attorney)
CITIBANK INTERNATIONAL PLC
By:	MARK VINCENT (under power of attorney)
DNB NOR BANK ASA
By:	MARK VINCENT (under power of attorney)
NORDEA BANK AB (publ)
By:	JOHAN LINDH CAMILLA HANSSON
SKANDINAVISKA ENSKILDA BANKEN AB (publ)
By:	MARK VINCENT (under power of attorney)
SOCIÉTÉ GÉNÉRALE
By:	MARK VINCENT (under power of attorney)
SVENSKA HANDELSBANKEN AB (publ)
By:	MARK VINCENT (under power of attorney)
THE ROYAL BANK OF SCOTLAND PLC
By:	MARK VINCENT (under power of attorney)
WESTLB AG, LONDON BRANCH
By:	TIM SAI LOUIE
Facility Agent
WESTLB AG, LONDON BRANCH
By:	TIM SAI LOUIE

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CONTENTS
SCHEDULE 1 ORIGINAL PARTIES
SCHEDULE 2 CONDITIONS PRECEDENT DOCUMENTS PART 1 TO BE DELIVERED BEFORE THE FIRST REQUEST
PART 2 FOR AN ADDITIONAL GUARANTOR
SCHEDULE 3 FORM OF REQUEST
SCHEDULE 4 CALCULATION OF THE MANDATORY COST
SCHEDULE 5 FORM OF TRANSFER CERTIFICATE
THE SCHEDULE
SCHEDULE 6 EXISTING SECURITY
SCHEDULE 8 FORM OF ACCESSION AGREEMENT
SCHEDULE 9 FORM OF RESIGNATION REQUEST
SIGNATORIES